EXHIBIT 10.12

Execution Version

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

CREDIT AGREEMENT
made as of December 22, 2023
among
BHE CANADA HOLDINGS CORPORATION,
as Borrower,
- and -
BANK OF MONTREAL,
as Administrative Agent of the Lenders, and as Lender,
- and -
BMO CAPITAL MARKETS and THE BANK OF NOVA SCOTIA,
as Co-Lead Arrangers and Joint Bookrunners
- and -
THE BANK OF NOVA SCOTIA,
as Syndication Agent
- and -
ALL OTHER LENDERS WHICH BECOME
PARTIES HEREUNDER,
as Lenders

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ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	References	28
1.3	Headings	28
1.4	Included Words	28
1.5	Accounting Terms	28
1.6	Time	29
1.7	Currency	29
1.8	Certificates and Opinions	29
1.9	Rates	29
1.10	Schedules	30
ARTICLE 2 AMOUNT AND TERMS OF THE CREDIT FACILITY		30
2.1	Credit Facility	30
2.2	Cancellation	31
2.3	Rate Flip	31
2.4	Use of Proceeds	32
2.5	Particulars of Borrowings	32
2.6	Borrowing Notice	32
2.7	Books of Account	33
2.8	Co-ordination of Loans	34
2.9	Increase in Commitments (Accordion Feature)	34
2.10	Reserved	36
2.11	Reserved	36
2.12	Certification to Third Parties	36
2.13	Inability to Determine CORRA Rates	36
2.14	Benchmark Replacement Setting	37
ARTICLE 3 DOCUMENT CREDITS		38
3.1	Documentary Credits	38
3.2	Procedure for Issue	38
3.3	Form of Documentary Credits	39
3.4	Reimbursements of Amounts Drawn	39
3.5	Documentary Credit Participation	39
3.6	Risk of Documentary Credits	40
3.7	Fees	41
3.8	Repayments	41
3.9	Documentary Credits Outstanding Upon Default	42
3.10	Documentary Credits Expiring Beyond Maturity Date	42
ARTICLE 4 INTEREST		42
4.1	Interest on Prime Rate Loans	42
4.2	Interest on Term CORRA Loans	43
4.3	Interest on Daily Compounded CORRA Loans	43
4.4	Interest on U.S. Base Rate Loans	43
4.5	Interest on Overdue Amounts	43
4.6	Other Interest	44
4.7	Interest Act (Canada)	44
4.8	Deemed Reinvestment Principle	44

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4.9	Maximum Rate of Interest	44
ARTICLE 5 FEES		44
5.1	Reserved	44
5.2	Commitment Fee	44
5.3	Basis of Calculation of Fees	45
ARTICLE 6 PAYMENT		45
6.1	Voluntary Repayment of Outstanding Accommodation	45
6.2	Repayment on Maturity Date and Extension	46
6.3	Excess Accommodation	46
6.4	Illegality	47
ARTICLE 7 PAYMENTS AND INDEMNITIES		47
7.1	Payments on Non-Business Days	47
7.2	Method and Place of Payment	47
7.3	Net Payments	47
7.4	Agent May Debit Account	47
7.5	Currency of Payment	47
7.6	General Indemnity	48
7.7	Reserved	48
7.8	Compensation for Losses	48
ARTICLE 8 RESERVED		49
ARTICLE 9 REPRESENTATIONS AND WARRANTIES		49
9.1	Representations and Warranties	49
9.2	Survival of Representations and Warranties	53
ARTICLE 10 COVENANTS		53
10.1	Reporting Covenants	53
10.2	Payments Under This Agreement and Loan Documents	54
10.3	Proceeds	54
10.4	Inspection of Property, Books and Records Discussions	54
10.5	Notices	54
10.6	Disbursements under Indenture	55
10.7	Cure Defects	55
10.8	Carrying on Business	55
10.9	Insurance and Insurance Proceeds	55
10.10	Compliance with Laws and Agreements	56
10.11	Taxes	56
10.12	Further Assurances	56
10.13	Limitation on Indebtedness	56
10.14	Negative Pledge	57
10.15	Investments	57
10.16	Change in Business and Ownership of Certain Subsidiaries	57
10.17	Mergers, Etc	58
10.18	Acquisitions	58
10.19	Transactions with Non-Arm's Length Persons	58
10.20	Environmental Covenants	58
10.21	Hedging Agreements	59
10.22	Distributions	59

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10.23	Fiscal Year	59
10.24	Financial Covenants	59
10.25	BHECHC Indenture	59
10.26	Canadian Pension Plans	60
10.27	Sale or Disposal of Assets	60
ARTICLE 11 CONDITIONS PRECEDENT TO BORROWINGS		60
11.1	Conditions Precedent to the Closing	60
11.2	Conditions Precedent to All Borrowings, Conversions	61
11.3	Waiver	61
ARTICLE 12 EVENTS OF DEFAULT		62
12.1	Events of Default	62
12.2	Remedies	64
12.3	Remedies Cumulative	65
12.4	Appropriation of Moneys Received	65
12.5	Non-Merger	65
12.6	Waiver	65
12.7	Set-off	65
ARTICLE 13 YIELD PROTECTION		66
13.1	Increased Costs	66
13.2	Taxes	67
13.3	Mitigation Obligations: Replacement of Lenders	69
13.4	Illegality	70
ARTICLE 14 RIGHT OF SETOFF		70
14.1	Right of Setoff	70
ARTICLE 15 SHARING OF PAYMENTS BY LENDERS		71
15.1	Sharing of Payments by Lenders	71
ARTICLE 16 AGENT'S CLAWBACK		72
16.1	Agent's Clawback	72
ARTICLE 17 AGENCY		72
17.1	Appointment and Authority	72
17.2	Rights as a Lender	72
17.3	Exculpatory Provisions	73
17.4	Reliance by Agent	74
17.5	Indemnification of Agent	74
17.6	Delegation of Duties	74
17.7	Replacement of Agent	74
17.8	Non-Reliance on Agent and Other Leaders	75
17.9	Collective Action of the Lenders	75
17.10	No Other Duties, etc	76
17.11	Recovery of Erroneous Payments	76
ARTICLE 18 NOTICES OF EFFECTIVENESS; ELECTRONIC COMMUNICATION		79
18.1	Notices, etc	79
18.2	Notices Details	80
ARTICLE 19 EXPENSES; INDEMNITY; DAMAGE WAIVER		80
19.1	Expenses; Indemnity; Damage Waiver	80

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ARTICLE 20 SUCCESSORS AND ASSIGNS		82
20.1	Successors and Assigns	82
ARTICLE 21 AMENDMENTS AND WAIVERS		84
21.1	Amendments and Waivers	84
21.2	Judgment Currency	84
ARTICLE 22 GOVERNING LAW; JURISDICTION; ETC		84
22.1	Governing Law; Jurisdiction; Etc	84
ARTICLE 23 WAIVER OF JURY TRIAL		86
23.1	Waiver of Jury Trial	86
ARTICLE 24 COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		86
24.1	Counterparts; Integration; Effectiveness; Electronic Execution	86
ARTICLE 25 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY		87
25.1	Treatment of Certain Information; Confidentiality	87
ARTICLE 26 MISCELLANEOUS		88
26.1	Further Assurances	88

SCHEDULE 1        -    BORROWER’S CERTIFICATE OF COMPLIANCE
SCHEDULE 2(A)    -    NOTICE OF BORROWING
SCHEDULE 2(B)    -    NOTICE OF ROLLOVER
SCHEDULE 2(C)    -    NOTICE OF CONVERSION
SCHEDULE 3(A)     -    NOTICE OF EXTENSION
SCHEDULE 3(B)    -    NOTICE OF RATE FLIP
SCHEDULE 4     -    FORM OF ISSUE NOTICE
SCHEDULE 5     -    ASSIGNMENT AND ASSUMPTION
SCHEDULE 6     -    COMMITMENTS OF THE LENDERS
SCHEDULE 6.1(A)    -    FORM OF NOTICE OF REPAYMENT
SCHEDULE 7        -    RESERVED
SCHEDULE 8        -    RESERVED
SCHEDULE 9.1(a)    -    BORROWER AND SUBSIDIARY INFORMATION
SCHEDULE 9.1(s)    -    PENSION PLANS
SCHEDULE 9.1(w)    -    INDEBTEDNESS
SCHEDULE 10    -    MATERIAL AGREEMENTS
SCHEDULE 11        INCREASE REQUEST

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THIS CREDIT AGREEMENT is made as of December 22, 2023
A M O N G:
BHE CANADA HOLDINGS CORPORATION,
as Borrower,
- and -
BANK OF MONTREAL,
as Agent of the Lenders, and as a Lender,
- and -
ALL OTHER LENDERS WHICH BECOME PARTIES HEREUNDER,
as Lenders
WHEREAS the Lenders have agreed to make funding available to the Borrower from time to time for operating expenses, capital expenditures and working capital needs of the Borrower and its Subsidiaries and for general corporate purposes.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement, the Borrower, the Agent and the Lenders covenant and agree as follows:
ARTICLE 1
INTERPRETATION
1.1Definitions.
In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:
“Accommodations” means the Loans and Documentary Credits made under this Credit Facility and shall refer to any one or more of such types where the context requires.
“Acquisition” means, with respect to any Person, any transaction or series of related transactions for the direct or indirect (i) acquisition of the Assets of any other Person; (ii) acquisition of any shares, securities, interests, participations or other equivalents (including partnership interests or units) of any Person; or (iii) reconstruction, reorganization, consolidation, wind-up, merger, transfer, sale, lease or other combination with any other Person; and “Acquire” and “Acquired” have meanings correlative thereto.
“Additional Offer Lender” shall have the meaning ascribed thereto in Section 2.9.
“Administrative Questionnaire” means an administrative questionnaire in a form provided by the Agent.
“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) the Daily Compounded CORRA Adjustment; provided, that if Adjusted Daily Compounded

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CORRA shall ever be less than the Floor, then Adjusted Daily Compounded CORRA shall be deemed to be the Floor.
“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided, that if Adjusted Term CORRA shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.
“Advance” means an advance by the Lenders or any of them of any Accommodation, and shall include deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the Canadian Dollar Amount of all outstanding Accommodation.
“Affiliate” of any specified Person means any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
“Agent” or “Administrative Agent” means BMO in its capacity as administrative agent hereunder, or any successor Agent appointed under Section 17.7.
“Agent’s Account” means the account at the Branch into which Lenders’ Advances shall be deposited for payment to the Borrower.
“Agreement” means this Credit Agreement and the Schedules hereto, as amended, supplemented or restated from time to time.
“AILP” means AltaLink Investments, L.P., an Alberta limited partnership, together with its successors and assigns. “AILP General Partner” means AltaLink Investment Management Ltd., a corporation incorporated under the Business Corporations Act (Alberta), in its capacity as general partner of AILP, and its permitted successors and permitted assigns in such capacity.
“AILP Master Trust Indenture” means the trust indenture dated November 21, 2005 between AILP, AILP General Partner and BNY Trust Company of Canada, as trustee, as such trust indenture may be supplemented, amended or restated from time to time.
“Allocation Notice” shall have the meaning ascribed thereto in Section 2.9.
“AltaLink” means AltaLink, L.P., an Alberta limited partnership, together with its successors and assigns.
“Anti-Corruption Law” means any law relating to bribery or corruption, including the Corruption of Foreign Public Officials Act (1999) (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced.
“Anti-Terrorism Law” means any laws relating to terrorism or money laundering, including the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any rules or regulations promulgated pursuant thereto or under the authority thereof (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced);
“Applicable Law” means, at any time, with respect to any Person, property, transaction or event, all then applicable laws, by-laws, statutes and regulations, and (to the extent that they have the force of law) all then applicable treaties, judgments, decrees, official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of

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any Governmental Authority having authority over any of such Person, property, transaction or event.
“Applicable Margin” means the applicable fee or margin amount set out in the following grid for the rating which corresponds to the senior unsecured credit rating received from S&P or DBRS for the Borrower and which is determined below:

Senior Unsecured Rating Grid (Borrower)
Ratings	Category I	Category II	Category III	Category IV	Category V	Category VI	Category VII
S & P and DBRS	>A / A	A / A	A- / A (low)	BBB+ / BBB (high)	BBB / BBB	BBB- / BBB (low)	< BBB- / BBB (low)
Applicable Margin for Term CORRA Loans, Daily Compounded CORRA Loans & Documentary Credits	70 bps	80 bps	100 bps	120 bps	145 bps	170 bps	200 bps
Applicable Margin for Prime Rate Loans & U.S. Base Rate Loans	0 bps	0 bps	0 bps	20 bps	45 bps	70 bps	100 bps
Commitment Fee	14 bps	16 bps	20 bps	24 bps	29 bps	34 bps	40 bps

Provided that if at any time neither S&P nor DBRS maintains a senior unsecured credit rating for the Borrower then “Applicable Margin” shall thereafter mean the applicable fee or margin amount set out in the following grid for the rating which corresponds to the issuer credit rating received from S&P or DBRS for the Borrower and which is determined below:

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Issuer Rating Grid (Borrower)
Ratings	Category I	Category II	Category III	Category IV	Category V	Category VI	Category VII
S & P and DBRS	>A / A	A / A	A- / A (low)	BBB+ / BBB (high)	BBB / BBB	BBB- / BBB (low)	< BBB- / BBB (low)
Applicable Margin for Term CORRA Loans, Daily Compounded CORRA Loans & Documentary Credits	80 bps	100 bps	120 bps	145 bps	170 bps	200 bps	225 bps
Applicable Margin for Prime Rate Loans & U.S. Base Rate Loans	0 bps	0 bps	20 bps	45 bps	70 bps	100 bps	125 bps
Commitment Fee	16 bps	20 bps	24 bps	29 bps	34 bps	40 bps	45 bps

Provided that if at any time neither S&P nor DBRS maintains an issuer credit rating for the Borrower then “Applicable Margin” shall thereafter mean the applicable fee or margin amount set out in the following grid for the rating which corresponds to the senior unsecured credit rating received from S&P or DBRS for AILP and which is determined below:

Senior Unsecured Rating Grid (AILP)
Ratings	Category I	Category II	Category III	Category IV	Category V	Category VI	Category VII
S & P and DBRS	>A / A	A / A	A- / A (low)	BBB+ / BBB (high)	BBB / BBB	BBB- / BBB (low)	< BBB- / BBB (low)
Applicable Margin for Term CORRA Loans, Daily Compounded CORRA Loans & Documentary Credits	80 bps	100 bps	120 bps	145 bps	170 bps	200 bps	225 bps
Applicable Margin for Prime Rate Loans & U.S. Base Rate Loans	0 bps	0 bps	20 bps	45 bps	70 bps	100 bps	125 bps
Commitment Fee	16 bps	20 bps	24 bps	29 bps	34 bps	40 bps	45 bps

Provided that if at any time neither S&P nor DBRS maintains a senior unsecured credit rating for the Borrower or for AILP then “Applicable Margin” shall thereafter mean the applicable fee or margin amount set out in the following grid for the rating which

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corresponds to the issuer credit rating received from S&P or DBRS for AILP and which is determined below:

Issuer Credit Rating Grid (AILP)
Ratings	Category I	Category II	Category III	Category IV	Category V	Category VI
S & P and DBRS	>A / A	A / A	A- / A (low)	BBB+ / BBB (high)	BBB / BBB	<BBB / BBB
Applicable Margin for Term CORRA Loans, Daily Compounded CORRA Loans & Documentary Credits	100 bps	120 bps	145 bps	170 bps	200 bps	225 bps
Applicable Margin for Prime Rate Loans & U.S. Base Rate Loans	0 bps	20 bps	45 bps	70 bps	100 bps	125 bps
Commitment Fee	20.0 bps	24.0 bps	29 bps	34 bps	40 bps	45 bps

For purposes of this Agreement, if at any time the ratings assigned by the Rating Agencies fall within different rating categories in accordance with the above table, (a) in the case where the lower rating is one Category below the higher rating, the Applicable Margin will be the higher of the ratings and (b) in the case where the lower rating is two or more categories below the higher rating, the Applicable Margin will be based on the average of the ratings.
Any increase or decrease in the Applicable Margin (other than with respect to Term CORRA Loans) resulting from a change in the rating assigned by one or more Rating Agency shall be calculated with reference to the new Applicable Margin and fee effective on and after the date on which such rating change is published, notwithstanding that any affected Advance may have been made or issued prior to such date. Any increase or decrease in the Applicable Margin with respect to Term CORRA Loans shall apply to all Term CORRA Loans drawn by the Borrower or on rollover or conversion pursuant to Section 2.6, as of the date of such drawing, rollover or conversion, as the case may be.
“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total Accommodations outstanding represented by such Lender’s Accommodations outstanding.
“Applicable Utilities Legislation” means the Alberta Utilities Commission Act (Alberta), the Electric Utilities Act (Alberta), the Public Utilities Act (Alberta), the Hydro and Electric Energy Act (Alberta), including all regulations under such legislation and any other legislation in one or more other jurisdiction(s) that now or in the future

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regulates the operations of the Business, as each may be amended or supplemented from time to time.
“Approved Fund” means, with respect to any Lender that is an investment fund that invests in bank loans, any other investment fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Assets” means, with respect to any Person, any property, assets and undertakings of such Person of every kind and wheresoever situate, whether now owned or hereafter acquired (and, for greater certainty, includes any equity or like interest of any Person in any other Person).
“Assignment and Assumption” means an assignment and assumption agreement substantially in the form attached as Schedule 5.
“AUC” means the Alberta Utilities Commission, or any successor or replacement board regulating the transmission of energy in the Province of Alberta.
“Auditor” means the independent national firm of Canadian chartered accountants appointed from time to time as the auditor of the Borrower.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof)that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(d).
“Benchmark” means, initially, the Term CORRA Reference Rate or Daily Compounded CORRA, as the case may be; provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Daily Compounded CORRA, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(a).
“Benchmark Replacement”, means, with respect to any Benchmark Transition Event:
(a)where a Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, Daily Compounded CORRA; and
(b)where a Benchmark Transition Event has occurred with respect to a Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

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provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficiary” means, in respect of a Documentary Credit, the beneficiary named in the Documentary Credit or the Issue Notice with respect thereto.
“BHECHC” or “Borrower” means BHE Canada Holdings Corporation, a corporation organized under the laws of the Province of Alberta, and its permitted successors and permitted assigns, and references to the “Borrower” or “BHECHC” herein mean the Borrower, on an unconsolidated basis unless otherwise stated.
“BHECHC Indenture” means the trust indenture dated as of the 22nd day of December, 2023 between the Borrower and the Trustee, as trustee, as such agreement may be amended and supplemented from time to time, relating to the creation and issuance of BHECHC Securities from time to time.
“BHECHC Securities” means debt securities, if any, issued by the Borrower under the BHECHC Indenture and a BHECHC Supplemental Indenture.
“BHECHC Supplemental Indenture” means any indenture supplemental to the BHECHC Indenture entered into between the Borrower and the Trustee pursuant to which the Borrower issues a particular series of BHECHC Securities, as such supplemental indenture may be amended and supplemented from time to time to the extent permitted by the terms of this Agreement.
“BMO” means Bank of Montreal, its successors and permitted assigns.

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“BNS” means The Bank of Nova Scotia, its successors and permitted assigns.
“Borrower’s Certificate of Compliance” means a certificate of the Borrower in the form of Schedule 1 and signed on behalf of the Borrower by any two of the following, each of whom is considered an authorized signatory of the Borrower: (1) any director of the borrower, (ii) any officer of the Borrower or (iii) any other individual who is designated as an authorized signatory of the Borrower in a certificate signed by the acting chief executive officer or acting chief financial officer of the Borrower and sent to the Agent for so long as such designation is in effect.
“Borrowing” means the aggregate Accommodation to be obtained by the Borrower from one or more of the Lenders on any Borrowing Date and includes for certainty, rollovers and conversions of existing Loans.
“Borrowing Date” means the Business Day specified in a Borrowing Notice on which a Lender is or Lenders are requested to provide Accommodation.
“Borrowing Notice” has the meaning set out in Section 2.6.
“Branch” means the main branch of the Agent situated at Toronto, Ontario, or such other branch of the Agent in the City of Toronto as the Agent may from time to time designate in writing to the Borrower.
“Business” means the following businesses, activities and services of the Borrower and its Subsidiaries in connection with the energy or power industry in Canada or the United States:
(a)ownership of and economic relationship with Subsidiaries through (i) ownership, direct or indirect, of Equity Securities or other equity interests in its Subsidiaries or (ii) loans with Subsidiaries, or (iii) guarantees of Subsidiaries’ obligations in any manner, whether directly or indirectly, including any obligation incurred through an agreement, contingent or otherwise, and including Guarantees of Subsidiaries (as primary obligors);
(b)participation, direct or indirect, in the energy or power (including electricity) industry in Canada or the United States, including:
(i)the ownership, development or operation of electricity generation or storage facilities and infrastructure in Canada or the United States, including generation that is hydrocarbon-fueled, hydro-powered (including pumped storage), solar-powered or wind-powered;
(ii)the ownership, development or operation of electricity transmission or distribution assets and infrastructure in Canada or the United States (including the use of such lines and infrastructure for telecommunication or other communication purposes), which assets and infrastructure include transmission lines, distribution lines, interties, substations or storage facilities (battery or other);
(iii)the sale, distribution, marketing or other commercialization of any such energy or power (including electricity) in Canada or the United States;
(c)engineering, design, technical, construction, procurement, operational or administrative services related to the businesses, activities and services described in paragraphs (a) through (b) above;

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(d)the Acquisition of any Person or Assets related to the businesses, activities and services described in paragraphs (a) through (c) above, in compliance with Section 10.18; and
(e)such other services as determined to be ancillary to the businesses, activities or activities described in paragraphs (a) through (d) above (whether or not such businesses, activities or activities are regulated by the AUC or other similar utility regulatory authority), with such other services not exceeding 10% of Consolidated Assets of the Borrower.
For greater certainty, “Business” of the Borrower shall be limited to paragraph (a); Subsidiaries are permitted to engage in businesses, activities and services set out in paragraphs (b) through (e).
“Business Day” means any day of the year (other than a Saturday, Sunday, and any day which shall be in Calgary, Alberta a legal holiday) on which the Agent is open at the Branch for the conduct of regular banking business; and, where used in the context of a U.S. Base Rate Loan, is also a day on which banks are not required or authorized to close in New York, New York.
"Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Multi-Employer Plan” means any Canadian Pension Plan that is a “multi-employer plan”, as such term is defined in the Employment Pensions Plans Act (Alberta), or an equivalent plan under the pension standards legislation of any other applicable Canadian jurisdiction.
"Canadian Pension Plan” means any “registered pension plan” as such term is defined under the Income Tax Act (Canada) or which is required to be registered under applicable federal or provincial pension standards legislation in Canada, in each case that is maintained or contributed to by the Borrower or any of its Subsidiaries for its employees or former employees in Canada or under which the Borrower or any of its Subsidiaries has any liability or contingent liability, including any Canadian Multi-Employer Plan and any Canadian Defined Benefit Pension Plan, but for clarity, excluding applicable Canadian federal or provincial pension plans such as the Canada Pension Plan and the Quebec Pension Plan.
“Canadian Dollar Amount” means, at any time, in relation to any outstanding Accommodation, in relation to:
(a)Loans denominated in Cdn.$, the principal amount thereof;
(b)Loan denominated in U.S.$, the Equivalent Amount expressed in Cdn.$ of the principal amount thereof;
(c)Documentary Credit issued in Cdn.$, the Face Amount; and
(d)Documentary Credit issued in U.S.$, the Equivalent Amount in Cdn.$ of the Face Amount thereof.
“Cdn.$” means the currency of Canada.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any Applicable Law by any Governmental Authority, provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any event whereby:
(a)AltaLink Management Ltd. ceases to be the general partner of AltaLink;
(b)AltaLink Investment Management Ltd. ceases to be the general partner of AILP;
(c)the Borrower ceases to be the owner, direct or indirect, of 100% of the Equity Securities of AltaLink or AILP; or
(d)Berkshire Hathaway Energy Company ceases to collectively own (directly or indirectly) at least 51% of voting and economic interest in the Borrower, unless at the closing of a transaction wherein Berkshire Hathaway Energy Company will own (directly or indirectly) less than 51% of the voting and economic interest in the Borrower, the Borrower has delivered to the Lenders confirmations taking such transaction into account from S&P and DBRS that the senior unsecured debt ratings of the Borrower shall not be lower than BBB- or BBB(low).
“Claim” shall have the meaning set out in Section 7.6.
“Commitment” means in respect of each Lender from time to time, the covenant to make Advances to the Borrower of the Lender’s Applicable Percentage of the Committed Amount and, where the context requires, the maximum amount of Advances which such Lender has covenanted to make, as recorded on the Register maintained by the Agent referred to in Section 20.1(c) and as also set forth on Schedule 6 or in the most recent Assignment and Assumption executed by such Lender, as such amount may be reduced pursuant to this Agreement.
“Committed Amount” means Cdn. $50,000,000, including as such amount may be cancelled pursuant to Section 2.2 or otherwise reduced pursuant to this Agreement.
“Common Shares” means shares of any class or classes of the share capital of a corporation or securities representing ownership interests in any Person other than a corporation, the rights of the holders of which to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other Person are not restricted to a fixed sum or to a fixed sum plus accrued dividends or other periodic distributions.
“Conforming Changes” means, with respect to the use or administration of a Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”),

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timing and frequency of determining rates and making payments of interest, timing of Borrowing Requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 7.8 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Assets” means:
(a)at any time in respect of the Borrower, the total Assets of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP; or
(b)at any time in respect of AltaLink, the total assets of AltaLink and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the statement of financial position for its most recently completed financial year or interim period, at such time.
“Consolidated Total Capitalization” means at any time, the sum of (i) Consolidated Shareholder Equity at such time, plus (ii) Consolidated Total Debt at such time, plus (iii) the principal amount of all outstanding Preferred Securities in each case determined on a consolidated basis for the Borrower in accordance with GAAP.
“Consolidated Total Debt” means, the following, as at any date calculated on a consolidated basis for the Borrower and its Subsidiaries, without duplication:
(a)the aggregate principal amount of all obligations of the Borrower and its Subsidiaries for borrowed money, including obligations with respect to bankers’ acceptances and contingent reimbursement obligations in respect of Documentary Credits and other instruments, and including all capitalized interest and other similar amounts required to be paid at maturity on obligations for borrowed money, but excluding Preferred Securities issued by the Borrower and its Subsidiaries;
(b)the aggregate principal amount of all obligations issued or assumed by the Borrower and its Subsidiaries in connection with their acquisition of property in respect of the deferred purchase price of that property;
(c)all Finance Lease Obligations and Purchase Money Obligations; and
(d)all Guarantees of any of the foregoing.
“Consolidated Shareholder Equity” means, at any time, the consolidated shareholders equity appearing on the consolidated balance sheet of the Borrower at such time.
“Contaminant” means any pollutant, dangerous, toxic or Hazardous Substance or waste of any description whatsoever, hazardous materials or contaminants, all as defined in any Environmental Law, but excludes cleaning and related products used in the operation and maintenance of the Business which are normally used by reasonable professional operators of similar businesses.

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“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
“Control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have corresponding meanings.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Loans” means Term CORRA Loans and Daily Compounded CORRA Loans.
“Credit Facility” means the credit facility established by the Lenders in favour of the Borrower pursuant to Section 2.1.
“DBRS” means Dominion Bond Rating Service Limited and its successors for so long as it shall perform the functions of a credit rating agency.
“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a five (5) day lookback) being established by the Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.
“Daily Compounded CORRA Adjustment” means (i) a percentage equal to 0.29547% for an Interest Period of one-month’s duration, and (ii) a percentage equal to 0.32138% for an Interest Period of three-months’ duration.
“Daily Compounded CORRA Loan” means any Loan in Cdn.$ with respect to which interest is calculated under this Agreement for the time being on the basis of Adjusted Daily Compounded CORRA.
“Default” means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
“Demand Date” means any date that repayment of Accommodation or any other amount outstanding under this Agreement is demanded under Article 12.

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“Depository Bill” means a depository bill, as such term is defined in the Depository Bills and Notes Act (Canada) (as such legislation may be amended, replaced or otherwise modified from time to time).
“Depreciation and Amortization Expense” means with respect to the Borrower, for any period, depreciation and amortization expense of the Borrower that is included as a deduction in the calculation of Net Income for such period, determined on a unconsolidated basis in accordance with GAAP.
“Distribution” means, with respect to the Borrower, any payment by the Borrower (i) of any dividends on any of its Equity Securities, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any of its Equity Securities or any warrants, options or rights to acquire any such shares, or the making by the Borrower of any other distribution in respect of any of its Equity Securities, (iii) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any Indebtedness of the Borrower ranking in right of payment subordinate to any liability of the Borrower under the Loan Documents, (iv) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any indebtedness of the Borrower to a shareholder or partner of the Borrower or to an Affiliate of a shareholder or partner of the Borrower, or (v) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of the Borrower or to any director or officer thereof, other than management fees paid in the ordinary course of business of the Borrower, not to exceed $10,000,000 in aggregate in any Fiscal Year.
“Documentary Credit” means a letter of credit or a letter of guarantee issued or to be issued by a Documentary Credit Lender for the account of Borrower pursuant to Article 3, as the same may be amended, supplemented, extended or restated from time to time.
“Documentary Credit Lenders” means, in the singular, BMO or any other Lender selected by Borrower which is willing to issue Documentary Credits and, collectively, means all such Documentary Credit Lenders.
“Dollar” means Cdn.$ or U.S.$.
“Draft” means at any time a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on a Lender and bearing such distinguishing letters and numbers as such Lender may require, but which at such time has not been completed or accepted by such Lender or a Depository Bill.
“EBITDA” means, with respect to any Person, on a consolidated or an unconsolidated basis, as applicable, for any period, the Net Income of such Person for such period (a) increased, to the extent deducted in calculating Net Income for such period, by the sum of (i) Interest Expense for such period, (ii) Income Tax Expense for such period, (iii) Depreciation and Amortization Expense for such period and (iv) any other non-cash items decreasing Net Income for such period, and (b) decreased, to the extent included in calculating Net Income for such period, by the sum of (i) non-cash items relating to consolidated foreign exchange gains on debt and related foreign exchange contracts increasing Net Income for such period, and (ii) any other non-cash items increasing Net Income for such period, provided that, with respect to the EBITDA of the Borrower, any amounts which were included in Net Income and which represent the Borrower’s share of the net income of the Borrower’s Subsidiaries which was available for distribution to the Borrower during the applicable period shall not be deducted for the purpose of this paragraph (b)(ii).

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“Effective Date” means the date of this Agreement.
“Eligible Assignees” means any Person (other than a natural person, the Borrower or any Affiliate of the Borrower), in respect of which any consent that is required by Section 20.1(b) has been obtained.
“Environmental Adverse Effect” means one or more of the following in connection with an Environmental Matter:
(a)impairment or adverse alteration of the quality of the natural environment for any use that can be made of it by humans, or by any animal, fish or plant that is useful to humans;
(b)injury or damage to property or to plant or animal life;
(c)harm or material discomfort to any Person;
(d)an adverse effect on the health of any Person;
(e)impairment of the safety of any Person;
(f)rendering any property or plant or animal life unfit for human use;
(g)loss of enjoyment of normal use of property; and
(h)interference with the normal conduct of business.
“Environmental Approvals” means all applicable permits, licences, authorizations, consents, directions or approvals required by Governmental Authorities pursuant to the Environmental Laws with respect to the operation of the Business.
“Environmental Laws” means all applicable federal, provincial and local laws, by-laws, rules, regulations, orders, codes and judgments relating to the protection of the environment and public health and safety, and without restricting the generality of the foregoing, includes those Environmental Laws relating to the storage, transportation, treatment and disposal of Hazardous Substances, employee and product safety, and the Release or threatened Release of Hazardous Substances into the air, surface water, ground water, land surface, subsurface strata or any building or structure and, in each such case, as such Environmental Laws may be amended or supplemented from time to time.
“Environmental Liability” means any liability of the Borrower under any Environmental Laws or any other applicable law for any adverse impact on the environment, health or safety, including the Release of a Hazardous Substance, and any liability for the costs of any clean-up, preventative or other remedial action including costs relating to studies undertaken or arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any Governmental Authority to prevent or minimize any actual or threatened Release by the Borrower of any Hazardous Substance.
“Environmental Matter” means any past, present or future activity, event or circumstance in respect of the environment, health or safety including the Release of any Hazardous Substance including any substance which is hazardous to Persons, animals, plants, or which has a detrimental effect on the soil, air or water, or the generation,

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treatment, storage, use, manufacture, holding, collection, processing, treatment, presence, transportation or disposal of any Hazardous Substances.
“Environmental Proceeding” means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, including any environmental Governmental Authority, with respect to or threatened against or affecting the Borrower or relating to the assets or liabilities of the Borrower or any of their respective operations, in connection with any Environmental Laws, Environmental Matter or Environmental Liability.
“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.
“Equivalent Amount” means, with respect to any two currencies, the amount obtained in one such currency when an amount in the second currency is translated into the first currency using the Spot Rate between such currencies on the Business Day for which such computation is made.
“Event of Default” shall have the meaning specified in Section 12.1.
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any Loan Document, (a) taxes imposed on or measured by its net income, branch profits taxes, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) in the case of a Foreign Lender, any Taxes imposed pursuant to the ITA as a result of such Lender (i) not dealing at arm's length (within the meaning of the ITA) with the Borrower, (ii) being a "specified non-resident shareholder" (as defined in subsection 18(5) of the ITA) of the Borrower, or not dealing at arm's length (within the meaning of the ITA) with a "specified shareholder" (as defined in subsection 18(5) of the ITA) of the Borrower, or (iii) being a "specified entity" (as defined in subsection 18.4(1) of the ITA, as it is proposed to be amended by certain Tax proposals released by the Department of Finance (Canada) on April 29, 2022) in respect of the Borrower (except in the case of (i) through (iii), where (x) the non-arm's length relationship, (y) the Lender being a "specified non-resident shareholder" of the Borrower, or not dealing at arm's length with a "specified shareholder" of the Borrower, or (z) the Lender being a "specified entity" in respect of the Borrower, as applicable, arises in connection with or as a result of the Lender having become a party to, received or perfected a security interest under or received or enforced any rights under, a Loan Document), (c) Taxes attributable to such recipient’s failure or inability (other than as a result of a Change in Law) to comply with Section 13.2(e), and (d) any withholding Taxes imposed under FATCA. For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the ITA or any successor provision thereto.
“Face Amount” means in respect of a Documentary Credit, the maximum amount which the Documentary Credit Lender is contingently liable to pay the Beneficiary.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively

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comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules, guidance or practices by any jurisdiction to implement the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a), if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next day succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.
“Financial Instrument Obligation” means the obligation under any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, commodity future, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing. The amount of any Financial Instrument Obligation is the net amount due to or accruing due under the agreement governing such obligation, determined by marking the obligation to market at the time of determination in accordance with its terms.
“Finance Lease Obligation” means any monetary obligation under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a finance lease and for the purposes hereof, the amount of Finance Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Fiscal Quarter” means, in respect of the Borrower, a period of three consecutive months in each Fiscal Year ending on March 31, June 30, September 30 and December 31, as the case may be, of such year, or such other fiscal quarter as the Lenders may agree to.
“Fiscal Year” shall mean with respect to the Borrower, a 12-month period commencing on the first day of January of each calendar year, or such other fiscal year as the Lenders may agree to.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means any Lender that is not resident for income tax or withholding tax purposes under the laws of the jurisdiction in which the Borrower is resident for tax purposes on the date hereof and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

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“GAAP” means (i) generally accepted accounting principles as approved by the Chartered Professional Accountants Canada or any successor institute from time to time, including those set out in the CPA Canada Handbook, or (ii) IFRS, if the Borrower has adopted IFRS, subject at all times to the application of Section 1.5.
“Governmental Approvals” means any authorization, order, permit, approval, grant, licence, consent, right, privilege, certificate or the like which may be issued or granted by law or by rule, regulation, policy or directive of any Governmental Authority now or hereafter required in connection with the use, management, maintenance and operation of the Business by the Borrower and its Subsidiaries.
“Governmental Authority” means with respect to any Person, any (i) international tribunal, agency, body, commission or other authority, any government, executive, parliament, legislature or local authority, or any governmental body, ministry, department or agency or regulatory authority, court, tribunal, commission or board of or within Canada or any foreign jurisdiction, or any political subdivision of any thereof or any authority having jurisdiction therein or (ii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, which in each case, has jurisdiction over a specified Person or its property and assets under the laws of the jurisdiction in which that Person or its property and assets are located.
“Guarantee” means, with respect to a Person, any obligation (other than an endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation incurred through an agreement, contingent or otherwise, by such Person:
(a)to purchase such Indebtedness or obligation or any property or assets constituting security therefor;
(b)to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital, net worth or other balance sheet condition of the primary obligor, or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;
(c)to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or
(d)otherwise to assure or indemnify the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.
For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness shall be deemed, without duplication, to be equal to the principal amount of such Indebtedness and any capitalized interest thereon (and any other amount which becomes due and owing in respect thereof) which has been guaranteed, and a Guarantee in respect of any other obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation.
“Hazardous Substance” means any contaminant, pollutant or substance that is likely to cause immediately, or at some future time, harm or degradation to the environment or risk to human health or safety, and without restricting the generality of the foregoing,

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includes any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law or industry standard, or which is present in the environment in such quantity or state that it contravenes any Environmental Law.
“IFRS” means at any given date, International Financial Reporting Standards, which include standards and interpretations adopted by the International Accounting Standards Board (IASB), applied on a consistent basis.
“Income Tax Expense” shall mean, with respect to the Borrower for any fiscal period, the aggregate of all taxes on the income of the Borrower for such period, whether current or deferred, determined on an unconsolidated basis in accordance with GAAP.
“Increase” shall have the meaning ascribed thereto in Section 2.9.
“Increase Request” means a written request, substantially in the form set out in Schedule 11, to be given to the Agent by the Borrower pursuant to Section 2.9.
“Indebtedness” means (without duplication), at any time, with respect to any Person:
(a)the aggregate principal amount of all obligations of such Person for borrowed money, including obligations with respect to bankers’ acceptances and contingent reimbursement obligations in respect of letters of credit and other instruments, and including all capitalized interest and other similar amounts required to be paid at maturity on obligations for borrowed money, but excluding Preferred Securities issued by such Person;
(b)the aggregate principal amount of all obligations issued or assumed by such Person in connection with its acquisition of property in respect of the deferred purchase price of that property;
(c)all Finance Lease Obligations and all Purchase Money Obligations of such Person;
(d)the amount of any Mark-to-Market Exposure with respect to any Financial Instrument Obligations of such Person; and
(e)all Contingent Liability of such Person in respect of any of the foregoing, in each case expressed in Cdn.$ and, with respect to any amount which is expressed in any other currency, the Dollar amount thereof shall be the Equivalent Amount at the time of determination. For greater certainty: (i) the capitalization of interest or other similar amounts payable at maturity on existing Indebtedness shall not be treated as the incurrence of Indebtedness, and (ii) the aggregate amount of all regulatory liabilities and asset retirement obligations shall not be treated as Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), above, Other Taxes.
“Insurance Proceeds” means insurance proceeds or other awards payable to the Borrower or any of its Material Subsidiaries in connection with the loss, destruction or condemnation of any property or assets of such Person, net of reasonable costs, fees and expenses for repairing or replacing any such property or assets.

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“Interest Expense” shall mean, with respect to the Borrower for any fiscal period, interest expense determined on an unconsolidated basis in accordance with GAAP, which, for the avoidance of doubt, shall include interest expense in respect of Finance Lease Obligations, but exclude amortization of financing fees.
“Interest Payment Date” means, (a) with respect to any Term CORRA Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part; and (b) with respect to any Daily Compounded CORRA Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means, (a) with respect to each Term CORRA Loan, the initial period (subject to availability) of one (1) or three (3) months commencing on and including the date specified in the Borrowing Notice is made, applicable to such Term CORRA Loan and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one (1) or three (3) months as selected by the Borrower and notified to the Agent in writing commencing on and including the last day of the prior Interest Period; and (b) with respect to each Daily Compounded CORRA Loan, the initial period (subject to availability) of approximately one (1) month or three (3) months commencing on and including the date on which a Borrowing by way of a Daily Compounded CORRA Loan is made and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one (1) month or three (3) months commencing on and including the last day of the prior Interest Period; provided however that:
(i)    in the case of a rollover, the last day of each Interest Period shall also be the first day of the next Interest Period;
(ii)    the last day of each Interest Period shall be a Business Day and if not, the Borrower shall be deemed to have selected an Interest Period the last day of which is the first Business Day following the last day of the Interest Period selected by the Borrower, unless such first Business Day is in a succeeding calendar month, in which case, the last day of such Interest Period shall be the immediately preceding Business Day; and
(iii)    notwithstanding any of the foregoing, the last day of each Interest Period shall be on or before the Maturity Date.
“Investments” means, in respect of any Person, any advance, loan, guarantee or other extension of credit or capital contribution (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property, money or assets) any other Person, and, for greater certainty, includes any Indebtedness of any other Person guaranteed by such Person.
“Issue” means an issue of a Documentary Credit by the Documentary Credit Lender pursuant to Article 3.
“Issue Notice” has the meaning given to it in Section 3.2(a).
“ITA” means the Income Tax Act (Canada).
“Lenders” means BMO, BNS and all other financial institutions from time to time that have become a Lender in accordance with this Agreement and the Documentary Credit Lender and “Lender” means any one of them.

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“Lien” means any mortgage, lien, pledge, assignment, charge (whether floating or fixed), security, title retention agreement intended as security, hypothec, execution, seizure, attachment, garnishment or other similar encumbrance and any other arrangement which has the effect of creating an interest in property to secure payment or performance of an obligation, including any Lien granted by the Borrower in favour of the Agent and Lenders designated as being secured pursuant to the BHECHC Indenture or a BHECHC Supplemental Indenture.
“Loan” means the amount of Cdn.$ or U.S.$ advanced by a Lender or Lenders to the Borrower on any Borrowing Date pursuant to a Borrowing Notice or as otherwise provided herein and includes a Prime Rate Loan, a U.S. Base Rate Loan, a Term CORRA Loan, and a Daily Compounded CORRA Loan.
“Loan Documents” means this Agreement, any Documentary Credit documents, the BHECHC Indenture, any BHECHC Supplemental Indenture, BHECHC Securities, and all other documents, certificates, fee letters, instruments and agreements to be executed and delivered to the Agent or the Lenders by the Borrower as contemplated hereunder and thereunder or any one or more of such documents.
“Majority Lenders” means (a) where there are less than three Lenders, all Lenders and (b) at any other time, Lenders having, in the aggregate, Applicable Percentages of a minimum of 66.7% of the Committed Amount.
“Mark-to-Market Exposure” means, at any time, the negative net marked to market amount, if any, that would be carried in the accounts of a Person at such time as a liability in accordance with GAAP.
“Material Adverse Change” means a change in the business, operations, results of operations, Assets, liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” means a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or on the validity or priority of any Lien held by the Agent, or an event which results in an Event of Default and includes an Environmental Adverse Effect which constitutes or results in any of the foregoing effects.
“Material Agreement” means, collectively (i) the agreements specified by the Borrower in Schedule 10; and (ii) any other agreement of the Borrower or any of its Material Subsidiaries the breach, non-performance or cancellation of which or the failure of which to renew could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means AltaLink, its general partner, AltaLink Management Ltd., and any other Subsidiary of the Borrower that the Borrower and Lenders may agree to designate as a Material Subsidiary from time to time.
“Maturity Date” means, in respect of each Lender, unless otherwise accelerated as provided in this Agreement, December 22, 2027, as such date may be extended by such Lender in its sole discretion pursuant to Section 6.2(b), in which case, the Maturity Date in respect of such Lender shall be the date agreed to by such Lender pursuant to Section 6.2(b).
“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined on an unconsolidated basis in accordance with GAAP, provided there shall be excluded therefrom (i) after-tax gains or losses from

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assets sales or abandonments or reserves relating thereto; (ii) after-tax items classified as extraordinary or non-recurring gains or losses (which, for greater certainty, with respect to the Net Income of the Borrower, includes any distributions of loan proceeds made by any Subsidiary of the Borrower to the Borrower); (iii) gains or losses from write-ups or write-downs of Assets; and (iv) net income (loss) from discontinued operations or the sale of discontinued operations.
“Notice of Extension” shall have the meaning specified in Section 6.2(b).
“Notice of Rate Flip” means a request by the Borrower, substantially in the form of Schedule 3(B), to request a Rate Flip, in accordance with Section 2.3.
“Notice of Repayment” has the meaning given to it in Section 6.1(a).
“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, taxes imposed as a result of a present or former connection between such Administrative Agent or any Lender and the jurisdiction imposing such tax (other than connections arising from such Administrative Agent or any Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender of its interest in a Loan or Commitment after the date hereof (other than such an assignment made pursuant to Section 13.3 or otherwise at the request of the Borrower).
“Participant” has the meaning specified in Section 20.1(d).
“Permitted Investment” means any Investment made by the Borrower or any Subsidiary of the Borrower:
(a)in connection with an Acquisition permitted in Section 10.18;
(b)in a Wholly-Owned Subsidiary of the Borrower, provided that no Default or Event of Default has occurred or is continuing or would occur as a result of such Investment; and
(c)in PiikaniLink, L.P. and/or KainaiLink, L.P. made prior to the Effective Date and thereafter, up to the aggregate amount of $30,000,000 in each Fiscal Year following the Effective Date, provided that no Default or Event of Default has occurred or is continuing or would occur as a result of making such Investment.
“Permitted Lien” means, in connection with the Borrower and any Subsidiary:
(a)any Purchase Money Mortgage or Lien granted to secure a Finance Lease Obligation, provided that the total Indebtedness of the Borrower and Subsidiaries (excluding AltaLink) secured by such Purchase Money Mortgages and Liens shall not exceed ten million dollars ($10,000,000) at any time;

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(b)any Lien for taxes, assessments, government charges or claims not yet due or that are being contested in good faith and in respect of which appropriate provision is made in the Borrower’s consolidated financial statements in accordance with GAAP;
(c)any Lien securing appeal bonds or other similar liens arising in connection with court proceedings or contracts, bids or tenders entered into in the ordinary course of business, including surety bonds, security for costs of litigation where required by law, Documentary Credits, or any other instruments serving a similar purpose;
(d)any Lien or deposit under workers’ compensation, social security or similar legislation or good faith deposits in connection with bids, tenders, leases and contracts entered into in the ordinary course of business or expropriation proceedings (excluding any Lien imposed pursuant to applicable Canadian federal or provincial pension standards legislation, other than for amounts required to be remitted to a Canadian Pension Plan but not yet due), or deposits to secure public or statutory obligations or deposits of cash or obligations to secure surety and appeal bonds;
(e)any Lien or privilege imposed by law, such as builders’, carriers’, warehousemen’s, landlords’, mechanics’ and materialmen’s liens and privileges arising in the ordinary course of business which relate to Indebtedness not yet due or delinquent or the validity or amount of which are being contested in good faith and in respect of which adequate provision for payment has been made; any lien or privilege arising out of judgments or awards with respect to which the Borrower is prosecuting an appeal or proceedings for review and with respect to which it has secured a stay of execution pending that appeal or proceedings for review (provided no Event of Default has resulted therefrom); or undetermined or inchoate Liens and privileges incidental to current operations which have not at such time been filed pursuant to law against the Borrower or the applicable Subsidiary or which relate to obligations not due or delinquent; or the deposit of cash or securities in connection with any Lien or privilege referred to in this paragraph (i);
(f)a Lien in cash or marketable debt securities in a sinking fund account established by the Borrower in support of a particular series of BHECHC Securities under the BHECHC Indenture;
(g)any encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for access, sewers, electric lines, telegraph and telephone lines, oil and natural gas pipe lines and other similar purposes, or zoning or other restrictions as to the Borrower or any Subsidiary’s use of real property or interests therein, which do not in the aggregate materially impair its use in the operation of the Business of such Person;
(h)any right reserved to or vested in any municipality or governmental or other public authority (whether by statutory provision or otherwise) to terminate, purchase assets used in connection with, or require annual or other periodic payments as a condition to the continuance of, any lease, licence, franchise, grant or permit;
(i)any lien or right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

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(j)any Lien granted by the Borrower or the applicable Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or other authority in connection with the operations of the Business of the Borrower or the applicable Subsidiary;
(k)any reservation, limitation, proviso or condition, if any, expressed in any original grants to the Borrower or the applicable Subsidiary from the Crown;
(l)Liens securing Indebtedness permitted under Section 10.13(c), (d) to the extent Liens are specifically permitted thereunder, (e), (g), (h) to the extent such Indebtedness is secured as of the Effective Date and disclosed in Schedule 9.1(w), and (j) with respect to such Indebtedness of the Subsidiaries; and
(m)any extension, renewal, alteration, substitution or replacement, in whole or in part, of any Lien referred to in any of the foregoing paragraphs, provided that the Lien is limited to all or part of the same property that secured the Lien and the principal amount of the secured Indebtedness is not increased by that action.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Preferred Securities” means: (1) any securities which on the date of issue by a Person (a) have a term to maturity of more than 30 years; (b) are unsecured and rank subordinate to the unsecured and unsubordinated Indebtedness of that Person outstanding on that date; (c) entitle that Person to satisfy the obligation to pay the principal or face amount by issuing partnership units, limited partnership units or other securities evidencing an ownership interest, (d) entitle that Person to defer the payment of interest for more than four years without causing an event of default to occur, and (e) entitle that Person to satisfy the obligation to make payments of interest by issuing partnership units, limited partnership units or other securities evidencing an ownership interest; and (2) shares of any class in the capital of a corporation or securities representing ownership interests in any Person other than a corporation which, in either case, are not Common Shares.
“Prime Rate” means for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate” of the Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Cdn.$ in Canada to its Canadian borrowers; and (ii) the average rate for Adjusted Term CORRA having a term of one month on such day plus 100 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to the Borrower or any other Person.
“Prime Rate Loan” means any Loan in Cdn.$ with respect to which interest is calculated under this Agreement for the time being on the basis of the Prime Rate.
“Principal Property” means any of the Borrower’s fixed assets from time to time.
“Project Debt” means Indebtedness of a Subsidiary of the Borrower that is incurred for purposes of financing a specific project or multiple projects, provided that neither the obligee of such Indebtedness nor any other Person has any recourse against the Borrower except to realize upon the equity interests of such Subsidiary of the Borrower.

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“Purchase Money Mortgage” means any Lien created, issued or assumed by a Person to secure a Purchase Money Obligation of such Person; provided that the Lien is limited only to the equipment, real property, fixtures or other property (including the rights associated therewith and proceeds therefrom) acquired, constructed, installed or improved using the funds advanced to such Person in connection with that Purchase Money Obligation.
“Purchase Money Obligation” means, with respect to any Person, Indebtedness of that Person incurred or assumed to finance the cost, in whole or in part, of the acquisition or construction of any equipment, real property, fixtures or other property, and the cost of installation and any improvements thereto (except any Indebtedness that matures by its terms on, or is renewable at the option of the obligor to, a date more than 18 months after the date of the original creation, assumption or guarantee thereof and that was incurred or assumed to finance the purchase price, in whole or in part, of any shares, bonds or other securities) or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any equipment, real property, fixtures or other property, and includes any extension, renewal or refunding of any of that Indebtedness, so long as the principal amount thereof outstanding on the date of the extension, renewal or refunding is not increased.
“Rate Flip” has the meaning assigned to such term in Section 2.3.
“Rate Flip Date” has the meaning assigned to such term in Section 2.3.
“Rating Agency” means DBRS or Standard & Poor’s and any other nationally recognized credit rating agency approved by the Majority Lenders.
“RBSL” means Refinitiv Benchmark Services (UK) Limited.
“Register” has the meaning specified in Section 20.1(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Release” means the method by which a Contaminant comes to be in the environment at large and includes discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing and exhausting, and when used as a noun has a correlative meaning.
“Remedial Order” means any administrative complaint, direction, order or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring investigation, assessment or remediation or any site or Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated or requiring any form of payment or co-operation be provided to any Governmental Authority.
“Schedule I Bank” means a bank listed on Schedule I under the Bank Act (Canada).
“Schedule II Bank” means a bank listed on Schedule II under the Bank Act (Canada).
“Schedule III Bank” means a bank listed on Schedule III under the Bank Act (Canada).

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“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Business Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Business Day, then at approximately close of business on the immediately preceding Business Day,), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Business Day such conversion is to be made in accordance with its normal practice.
“Standard & Poor’s” means Standard & Poor's Global Ratings, Inc. and its successors for so long as it shall perform the functions of a securities rating agency.
“Subsidiary” means (a) any corporation of which there is owned, directly or indirectly, by the Borrower or by or for any corporation in like relation to the Borrower, voting shares which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of the outstanding voting shares of such first mentioned corporation for the election of its directors and includes any corporation in like relation to a Subsidiary; or (b) any other Person of which at least a majority of voting ownership interest is at the time, directly or indirectly, owned by the Borrower or by any Person in like relation to the Borrower.
“Substitute Lender” shall have the meaning ascribed thereto in Section 2.9.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Adjustment” means (i) a percentage equal to 0.29547% for an Interest Period of one-month’s duration, and (ii) a percentage equal to 0.32138% for an Interest Period of three-months’ duration.
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Loan” means any Loan in Cdn.$ with respect to which interest is calculated under this Agreement for the time being on the basis of Adjusted Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

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“Trustee” means BNY Trust Company of Canada, as trustee under the BHECHC Indenture or any successor thereof.
“Type” means the type of Documentary Credit, being a letter of credit or a letter of guarantee.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unallocated Portion” shall have the meaning ascribed thereto in Section 2.9.
“Undisbursed Credit” means, at any time, the excess, if any, of the Committed Amount then in effect over the Canadian Dollar Amount of all Accommodations then outstanding under the Credit Facility.
“U.S. Base Rate” means, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest which the Agent (or such other Person as agreed to by the Borrower and the Agent) quotes or establishes for such day as its reference rate of interest for loans in U.S. Dollars to borrowers in Canada; and (ii) the Federal Funds Rate plus 50 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to Borrower or any other Person.
“U.S. Base Rate Loan” means any Loan in U.S. Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the U.S. Base Rate.
“U.S. Dollars” or “U.S.$” means the currency of the United States of America.
“Wholly-Owned Subsidiary” means:
(a)with respect to a Subsidiary that is a limited partnership,
(i)the Borrower or one or more of its Subsidiaries that each meet the requirements of (b) below, hold all the limited partner interest(s) in such limited partnership and, collectively, beneficially own at least 99.9% of the Equity Securities of such limited partnership,
(ii)each general partner of such limited partnership is a corporation duly formed and validly existing under the laws governing its corporate existence and each such general partner is the beneficial owner of a general partner interest in the limited partnership that, together with any other general partner interests, does not exceed 0.1% interest in the limited partnership; and
(iii)no Person has any right or option to purchase or otherwise acquire any of the Equity Securities of such limited partnership Subsidiary; and
(b)with respect to a Subsidiary that is a corporation or any other Person (other than a limited partnership),
(i)the Borrower owns, directly or indirectly, 100% of the issued and outstanding voting shares or voting ownership interest, as applicable, of such corporation or other Person; and

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(ii)no Person has any right or option to purchase or otherwise acquire any of the Equity Securities of such Subsidiary.
10.2References.
The terms “ARTICLE”, “Section”, “subsection” or “paragraph” followed by a number refer to the specified ARTICLE, Section, subsection or paragraph of this Agreement unless otherwise expressly stated or the context otherwise requires. References to contracts, agreements or instruments, unless otherwise specified, are deemed to include all present and future amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments, provided that such amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments have been, if applicable, approved or consented to and otherwise made in accordance with the provisions of this Agreement.
10.3Headings.
The Article or Section or other headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.
10.4Included Words.
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(i)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(ii)the words “include”, “includes”, “including” and derivations thereof mean, as used in the BHECHC Indenture, “include without limitation”, “includes without limitation” or “including without limitation”, respectively;
(iii)the word “or” is not exclusive;
(iv)the words “this Agreement”, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and
(v)words importing the singular number include the plural and vice versa and words importing gender include all genders.
10.5Accounting Terms.
Subject to this Section 1.5, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them by GAAP. The Borrower may adopt new accounting policies from time to time (including with respect to IFRS) whether such adoption is compelled by accounting or regulatory bodies having jurisdiction or at its own discretion. In the event that any changes to accounting policies result in a material change in the calculation of the financial covenants or financial covenant thresholds or terms used in this Agreement or any other Loan Document, the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement or such Loan Document, as applicable, so as to equitably reflect such accounting changes with the desired result that the criteria for evaluating the Borrower’s or any of its Subsidiary’s financial condition, financial covenants, financial covenant thresholds or terms used in this Agreement or any other Loan Document shall be the same after such accounting changes as if such accounting changes had not been made; provided,

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however, that the agreement of the Majority Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. If the Borrower and the Majority Lenders cannot agree upon the required amendments immediately prior to the date of implementation of any accounting policy change, then all calculations of financial covenant, financial covenant thresholds or terms used in this Agreement or any other Loan Document shall be prepared and delivered on the basis of accounting policies of the Borrower as at the date hereof without reflecting such accounting policy change.
10.6Time.
Unless otherwise expressly stated, any reference herein to a time shall mean local time in Calgary, Alberta.
10.7Currency.
Unless otherwise specified herein, or the context otherwise requires, all statements of or references to dollar amounts in this Agreement and the Loan Documents shall mean Cdn.$.
10.8Certificates and Opinions.
(a)Unless otherwise provided in a particular Schedule to this Agreement, each certificate and each opinion furnished pursuant to any provision of this Agreement shall specify the Section or Sections under which such certificate or opinion is furnished, shall include a statement that the Person making such certificate or giving such opinion has read the provisions of this Agreement relevant thereto and shall include a statement that, in the opinion of such Person, such Person has made such examination and investigation as is necessary to enable such Person to express an informed opinion on the matters set out in the certificate or opinion.
(b)Whenever the delivery of a certificate or opinion is a condition precedent to the taking of any action by the Agent or a Lender or Lenders under this Agreement, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of the Borrower to have such action taken, and each statement of fact contained therein shall be deemed to be a representation and warranty of the Borrower for the purposes of this Agreement.
10.9Rates.
The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may

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select information sources or services in its reasonable discretion to ascertain the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
10.10Schedules

The following are the Schedules attached to and forming part of this Agreement:

Schedule1	Borrower’s Certificate of Compliance
Schedule 2(A)	Notice of Borrowing
Schedule 2(B)	Notice of Rollover
Schedule 2(C)	Notice of Conversion
Schedule 3(A)	Notice of Extension
Schedule 3(B)	Notice of Rate Flip
Schedule 4	Form of Issue Notice
Schedule 5	Assignment and Assumption
Schedule 6	Commitments of the Lenders
Schedule 6.1(A)	Form of Notice of Repayment
Schedule 7	Reserved
Schedule 8	Reserved
Schedule 9.1(a)	Borrower and Subsidiary Information
Schedule 9.1(s)	Pension Plans
Schedule 9.1(w)	Indebtedness
Schedule 10	Material Agreements
Schedule 11	Increase Request

ARTICLE 2
AMOUNT AND TERMS OF THE CREDIT FACILITY
2.1Credit Facility.
(a)Subject to and upon the terms and conditions set forth in this Agreement, effective upon the Effective Date, the Lenders hereby establish a revolving credit facility in the maximum aggregate principal amount equal to $50,000,000.00 and the Lenders hereby agree to establish in favour of the Borrower such revolving term credit facility by way of (i) Prime Rate Loans and (ii) Term CORRA Loans or Daily Compounded CORRA Loans, provided by the Lenders, and by way of

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Documentary Credits to be provided by the Documentary Credit Lender on such terms as are agreed upon between the Borrower and the Documentary Credit Lender. For certainty, U.S. Base Rate Loans may be outstanding under this Credit Facility in connection with Documentary Credits denominated in USD$, pursuant to Section 3.4(b). The aggregate Canadian Dollar Amount of all Accommodations outstanding at any time under this Credit Facility shall not exceed the Committed Amount.
(b)At no time shall both Term CORRA Loans and Daily Compounded CORRA Loans be outstanding, other than as specified in Section 2.3(c)
(c)As of the Effective Date, Prime Rate Loans and Term CORRA Loans shall be available to the Borrower, pursuant to the terms of this Agreement, and notwithstanding anything to the contrary herein, Daily Compounded CORRA Loans shall not be available to the Borrower. Any request for, or conversion to, a Daily Compounded CORRA Loan shall be deemed to be a request for, or conversion to, a Term CORRA Loan. Daily Compounded CORRA Loans shall only become available to the Borrower pursuant to the terms of Section 2.3.

2.2Cancellation.
Subject to the provisions of Article 6, the Borrower may, at any time, by giving not less than two Business Days’ prior written notice of cancellation to the Agent, cancel all or any part of the Undisbursed Credit as designated by the Borrower without penalty, provided that, if it is a part only, the minimum amount cancelled is $1,000,000 or any multiples of $1,000,000 in excess thereof. Effective on the date of cancellation set out in the applicable notice of cancellation, the Credit Facility and the Committed Amount shall be permanently reduced by the amount of Cdn.$ stated in the notice of cancellation.
2.3Rate Flip.
(a)The Borrower shall have the option to change the type of CORRA Loans available hereunder from Term CORRA Loans to Daily Compounded CORRA Loans (a “Rate Flip”), by providing a Notice of Rate Flip to the Agent. The Rate Flip shall be effective as of the date set out in the Notice of Rate Flip, which shall be a date that is at least five (5) Business Days following the date of such Notice of Rate Flip (the “Rate Flip Date”). For the avoidance of doubt, outstanding Term CORRA Loans shall not convert to Daily Compounded CORRA Loans as of the Rate Flip Date.

(b)As of the Rate Flip Date, Daily Compounded CORRA Loans shall be available to the Borrower, pursuant to the terms of this Agreement, and notwithstanding anything to the contrary herein, Term CORRA Loans shall no longer be available to the Borrower. Any request for, or conversion to, a Term CORRA Loan shall be deemed to be a request for, or conversion to, a Daily Compounded CORRA Loans.

(c)Following the Rate Flip Date, all outstanding Term CORRA Loans may remain outstanding until the last day of the Interest Period applicable to each such Term CORRA Loan. Unless such Term CORRA Loans are repaid as provided herein, each outstanding Term CORRA Loan shall be converted to a Daily Compounded CORRA Loan at the end of the Interest Period applicable to each such Term CORRA Loan.

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(d)Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Term CORRA Loan may be converted to a Daily Compounded CORRA Loan and (ii) unless repaid, each Term CORRA Loan shall be converted to a Prime Rate Loan at the end of the Interest Period applicable thereto.

10.4Use of Proceeds.
The proceeds of the Credit Facility shall be used by the Borrower for operating expenses, capital expenditures and working capital needs of the Borrower and its Subsidiaries, and for general corporate purposes, including for certainty, to finance Permitted Investments.
2.5Particulars of Borrowings.
(a)Notwithstanding any contrary provision contained in the Loan Documents, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the Loan Documents, as against the parties hereto, the provisions of this Agreement shall prevail.
(b)No Borrowing from any Lender shall be obtained at any time for any period which would extend beyond the earlier of (i) the date which is 364 days following the Borrowing Date in respect of such Borrowing, and (ii) the Maturity Date of such Lender.
(c)Subject to the provisions hereof, any Accommodation which is repaid at any time prior to the expiry of the Maturity Date may be subsequently re-drawn.
2.6Borrowing Notice.
(a)Whenever the Borrower desires to obtain a Borrowing (other than in the case of a Documentary Credit or a U.S. Base Rate Loan) it shall give to the Agent prior written notice in the form attached as Schedule 2(A) (Notice of Borrowing), Schedule 2(B) (Notice of Rollover) or Schedule 2(C) (Notice of Conversion), as applicable (each, a “Borrowing Notice”), specifying, as applicable:
(i)the amount, currency and type or types of Accommodation desired; provided that if the type of Accommodation is not specified, then it shall be deemed to be a Prime Rate Loan;
(ii)the details of the account of the Borrower to which payment of the Borrowing is to be wired or otherwise made, if applicable;
(iii)the requested Borrowing Date;
(iv)the term or Interest Period thereof, as applicable; provided that if no Interest Period is specified with respect to any requested Term CORRA Loan, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration; and
(v)if applicable, the Accommodation to be renewed or converted and, where such Accommodation includes any Loan, the currency thereof and the interest rate applicable thereto;

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The Borrower may roll over any Term CORRA Loan or Daily Compounded CORRA Loan on the last day of the applicable Interest Period thereof by giving the Agent a Notice of Rollover. For the avoidance of doubt, U.S. Base Rate Loans may not be borrowed, rolled over or converted hereunder, and may only be outstanding in connection with Documentary Credits denominated in USD$ pursuant to Section 3.4(b).
(b)The Borrowing Notice shall be given to the Agent not later than 12:00 p.m. (Toronto, Ontario time):
(i)on the Business Day preceding the applicable Borrowing Date, if the new Accommodation or any Accommodation to be renewed or converted is by way of Prime Rate Loans. In the event such Accommodation causes a Lender to incur costs relating solely to the providing of same day notice, the Borrower shall pay such costs to such Lender immediately upon request therefor;
(ii)on the third Business Day preceding the applicable Borrowing Date, if the new Accommodation or any Accommodation to be renewed or converted is by way of Daily Compounded CORRA Loans.
(iii)on the second Business Day preceding the applicable Borrowing Date, if the new Accommodation or any Accommodation to be renewed or converted is by way of Term CORRA Loans.

(c)In all other cases, the Borrowing Notice shall be given to the party entitled thereto on the applicable Borrowing Date.
(d)Any Borrowing Notice received by the Agent on any Business Day after 12:00 p.m. (Toronto, Ontario time) shall be deemed to have been given to such party on the next succeeding Business Day, unless otherwise agreed by the Lenders.
(e)Each Loan shall be in a minimum amount not less than $1,000,000 and in an integral multiple of $100,000 thereupon.
2.7Books of Account.
The Agent is hereby authorized to open and maintain books of account and other books and records evidencing all Loans advanced and repaid and all other amounts from time to time owing by the Borrower to the Lenders under this Agreement including interest, acceptance, Documentary Credits and standby and other fees, and to enter into such books and records details of all amounts from time to time owing, paid or repaid by the Borrower under this Agreement. The Borrower acknowledges, confirms and agrees with the Agent that all such books and records kept by the Agent will constitute prima facie evidence of the balance owing by the Borrower under this Agreement; provided, however, that the failure to make any entry or recording in such books and records shall not limit or otherwise affect the obligations of the Borrower under this Agreement. Notwithstanding the foregoing, each Lender is responsible for maintaining its own records as to Advances made by it, and in the event of any inconsistency between such Lender’s and the Agent’s records, the Agent’s records shall govern, absent manifest error.

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2.8Co-ordination of Loans.
Each Lender shall advance its Applicable Percentage of each Loan, as applicable, in accordance with the following provisions:
(a)the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 2.6, on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender’s Applicable Percentage of any Loan requested by the notice;
(b)each Lender shall deliver its Applicable Percentage of such Loan to the Agent’s Account at the Branch not later than 11:00 a.m. on the Borrowing Date; and
(c)when the Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met or waived, it shall advance to the Borrower the amount delivered by each Lender by wiring such amount to relevant account of the Borrower before 12:00 noon on the Borrowing Date, but if the conditions precedent to the Borrowing are not met or waived by such time, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Loan is advanced.
2.9Increase in Commitments (Accordion Feature)
(a)At any time and from time to time following the Effective Date, the Borrower may request one or more increases to the Committed Amount under the Credit Facility (each an “Increase”), by delivering to the Agent:
(i)an Increase Request for such Increase;
(ii)an officer’s certificate certifying that no Event of Default has occurred and is continuing or will occur by the Borrower increasing the aggregate Commitments under the Credit Facility; and
(iii)a Borrower’s Certificate of Compliance confirming that the Borrower will be in pro forma compliance with the financial covenants herein immediately following such Increase.
(b)Each Increase may not be less than $10,000,000 and in increments of $10,000,000 and the aggregate principal amount for Increases may not exceed $50,000,000.
(c)Each Increase Request will be delivered at least 20 Business Days before the date of the requested Increase and will specify the requested principal amount of such Increase and the requested date of such Increase.
(d)Each Lender may, in its sole discretion, provide its Applicable Percentage of the requested Increase. Any Lender consenting to provide its Applicable Percentage of the Increase will be deemed to have committed to increase its respective Commitment accordingly upon delivery of notice of its consent to the Agent. Any Lender which does not advise the Borrower and the Agent, within ten 10 Business Days of an Increase Request, that such Lender will provide its Applicable Percentage of the requested Increase will be deemed to have declined to provide its Applicable Percentage thereof. Not more than three Business Days following (i) the last day for receipt by the Agent of such notices; or (ii) if all such Lenders have provided such notice, the day on which the last of such notices has been

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received by the Agent, the Agent will advise the Borrower and each Lender, which Lenders have agreed to provide their Applicable Percentage of the Increase and which Lenders have declined to provide their Applicable Percentage of the Increase, and the amount of such Applicable Percentage so agreed or declined by each such Lender (the “Allocation Notice”).
(e)Each Lender consenting to provide its Applicable Percentage of the Increase may offer to acquire all or any portion of the requested Increase that has not yet been allocated to a Lender (the “Unallocated Portion”) by giving written notice to the Agent of the portion of the Unallocated Portion which such Lender is prepared to acquire. Such notice will be given not more than four Business Days following receipt by such Lender of the Allocation Notice. By delivering such notice each such Lender will be deemed to have committed to increase its respective Commitment accordingly. If more than one such Lender gives notice to the Agent that it wishes to acquire all or a portion of the Unallocated Portion (each such Lender, an “Additional Offer Lender”) and the amount of such Unallocated Portion which all such Additional Offer Lenders wish to acquire exceeds the amount of the Unallocated Portion, each such Additional Offer Lender will be deemed to have offered to acquire its Applicable Percentage (determined on a pro rata basis by the Agent according to the respective amounts such Lenders have indicated that they wish to acquire of the Unallocated Portion, rounded to the nearest $500,000). The Agent will give written notice to the Borrower, within two Business Day following the expiry of the time for such Lenders to give notice of their intention to acquire, pursuant to this Section 2.9, of any Lender agreeing to acquire the Unallocated Portion.
(f)If the Lenders have not offered to acquire all of the Unallocated Portion, then the Borrower may arrange for one or more other financial institutions (each a “Substitute Lender”) to offer to acquire the balance of the Unallocated Portion, subject to the following conditions:
(i)each Substitute Lender being satisfactory to the Agent and the Documentary Credit Lender, each acting reasonably; and
(ii)each Substitute Lender having delivered to the Agent an instrument in writing agreeing to be bound by the terms of this Agreement as a Lender.
(g)Notwithstanding anything to the contrary in this Agreement, no Lender will have any obligation to participate in any requested Increase unless it agrees to do so in its sole discretion.
(h)Upon its confirmation of the satisfaction of the foregoing conditions and any other conditions set out herein, the Agent will forthwith prepare and deliver to the Borrower and each Lender a new Schedule 6, setting forth the Commitments of the Lenders following the Increase. Such new Schedule 1, and the revised Commitments of the Lenders set forth therein, will become effective the next Business Day following delivery by the Agent thereof to the Borrower and the Lenders.

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2.10Reserved
2.11Reserved
2.12Certification to Third Parties.
The Agent will promptly provide to the Borrower and third parties at the request of the Borrower a certificate as to the Canadian Dollar Amount of Accommodations outstanding from time to time under this Agreement, and giving such other particulars in respect of the Indebtedness as the Borrower may reasonably request.
2.13Inability to Determine CORRA Rates.
(a)Subject to Section 2.14, if, on or prior to the first day of any Interest Period for any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable:
(i)the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term CORRA” or “Adjusted Daily Compounded CORRA”, as applicable, cannot be determined pursuant to the definition thereof, for reasons other than a Benchmark Transition Event, or
(ii)the Majority Lenders determine that for any reason in connection with any request for a Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, or a conversion thereto or a continuation thereof that Term CORRA or Daily Compounded CORRA, as applicable, for any requested Interest Period with respect to a proposed Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender.
(b)Upon delivery of such notice by the Agent to the Borrower under Section 2.14(a), any obligation of the Lenders to make Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, and any right of the Borrower to continue Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or to convert Prime Rate Loans to Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, shall be suspended (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice.
(c)Upon receipt of such notice by the Agent to the Borrower under Section 2.14(a), (i)(x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Interest Periods); (y) in respect of Term CORRA Loans, the Borrower may elect to convert any such request into a request for a Borrowing of or conversion to Daily Compounded CORRA Loans; or, failing such revocation or election, (z) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Prime Rate Loans, in the amount specified therein and (ii) (x) in respect of Term CORRA Loans, the Borrower may elect to convert

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any outstanding affected Term CORRA Loans at the end of the applicable interest Period, into Daily Compounded CORRA Loans, and (y) otherwise, or failing such election, any outstanding affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, will be deemed to have been converted, at the end of the applicable Interest Period, into Prime Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 7.8.
2.14Benchmark Replacement Setting
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is Adjusted Daily Compounded CORRA, all interest payments will be payable on the last day of each Interest Period.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section (d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

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(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans, which are of the type that have a rate of interest determined by reference to the then-current Benchmark, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to, (i) for a Benchmark Unavailability Period in respect of Term CORRA, Daily Compounded CORRA Loans, and (ii) for a Benchmark Unavailability Period in respect of a Benchmark other than Term CORRA, Prime Rate Loans.
ARTICLE 3
DOCUMENTARY CREDITS
3.1Documentary Credits.
The Documentary Credit Lender agrees, on the terms and conditions of this Agreement, to issue Documentary Credits under the Credit Facility only for the account of the Borrower from time to time on any Business Day prior to the Maturity Date in respect of the Documentary Credit Lender.
3.2Procedure for Issue.
(a)Each Issue shall be made on notice substantially in the form of Schedule 4 (an “Issue Notice”) given by the Borrower to the Agent not later than 1:00 p.m. (Toronto time) on three Business Day’s notice. The Issue Notice shall be in substantially the form of Schedule 4, shall be irrevocable and binding on the Borrower and shall specify (i) the requested date of Issue (the “Issue Date”), (ii) the Type of Documentary Credit, (iii) the currency and Face Amount of the Documentary Credit, (iv) the expiration date, and (v) the name and address of the Beneficiary. The Agent shall, upon receipt of an Issue Notice, provide a copy of the Issue Notice to the Documentary Credit Lender and to each other Lender.
(b)Not later than 1:00 p.m. (Toronto time) on the Issue Date, the Documentary Credit Lender shall issue a Documentary Credit completed in accordance with the

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Issue Notice in the appropriate form. Upon receipt of the Documentary Credits and upon fulfilment of the conditions set forth in Article 11, the Agent shall deliver the Documentary Credits to or to the order of the Borrower.
(c)No Documentary Credit shall require that payment against a conforming draft be made on the same Business Day upon which the draft was presented, unless such presentation is made before 1:00 p.m. (Toronto time) on such Business Day.
(d)Prior to the Issue Date, the Borrower shall provide a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the Documentary Credit Lender, to make payment under the Documentary Credit. The Documentary Credit Lender may require reasonable changes in any such document or certificate.
3.3Form of Documentary Credits.
Each Documentary Credit (i) shall be in Dollars, (ii) shall be dated the Issue Date (iii) shall have an expiration date on a Business Day which occurs no more than 364 days after the Issue Date (provided, however, no expiration date shall be a date after the Maturity Date), and (iv) shall comply with the definition of Documentary Credit.
3.4Reimbursements of Amounts Drawn.
(a)At or before 11:00 a.m. (Toronto time) on the date specified by a Beneficiary as a drawing date under a Documentary Credit, the Borrower shall pay to the Documentary Credit Lender, in the same currency, an amount in same day funds equal to the amount to be drawn by the Beneficiary under the Documentary Credit.
(b)If the Borrower fails to pay to the Documentary Credit Lender the amount drawn under any Documentary Credit, the unpaid amount due and payable shall be converted automatically as of such date, and without the necessity for the Borrower to give any Borrowing Notice pursuant to Section 2.6, to a Prime Rate Loan where the Documentary Credit is denominated in Cdn.$, and to a U.S. Base Rate Loan where the Documentary Credit is denominated in U.S.$, made by the Lenders rateably under the Credit Facility.
3.5Documentary Credit Participation.
(a)Each Lender shall acquire from the Documentary Credit Lender for the Lender’s own account and risk, an undivided interest equal to the Lender’s pro rata share of the Documentary Credit Lender’s obligations and rights under each Documentary Credit together with any amount paid by the Documentary Credit Lender under a Documentary Credit. If an amount is drawn under any Documentary Credit and the Documentary Credit Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement or if the amount is converted to an Advance pursuant to Section 3.4(b), each of the Lenders shall pay to the Documentary Credit Lender, upon demand, an amount equal to such Lender’s pro rata share of the amount which is not so reimbursed or shall acquire its pro rata share of the Advance into which the amount is converted, as the case may be.
(b)If any amount required to be paid by a Lender to the Documentary Credit Lender pursuant to Section (a) is not paid to the Documentary Credit Lender within two (2) Business Days after the date the payment is due, the Lender shall pay to the

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Documentary Credit Lender, on demand, such amount together with interest, from the date the payment was to be made until the date it is actually made, at the prevailing interbank rate. A certificate of the Documentary Credit Lender, submitted to the relevant Lender with respect to any amounts owing under this Section shall be conclusive, absent manifest error.
(c)If, at any time after the Documentary Credit Lender has made a payment under any Documentary Credit and has received from the Lenders their pro rata share of such payment, the Documentary Credit Lender receives a payment in respect of the Documentary Credit (whether directly from the Borrower or otherwise), the Documentary Credit Lender will distribute to the Lenders their pro rata share of such payment; provided, however, if any payment so received by the Documentary Credit Lender shall be required to be returned by the Documentary Credit Lender, each Lender shall return to the Documentary Credit Lender the portion thereof previously distributed to it.
3.6Risk of Documentary Credits.
(a)In determining whether to pay under a Documentary Credit, the Documentary Credit Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Documentary Credit have been delivered and that they comply on their face with the requirements of the Documentary Credit.
(b)The reimbursement obligation of the Borrower under any Documentary Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including (i) any lack of validity or enforceability of a Documentary Credit, (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a Beneficiary, the Documentary Credit Lender or any other Person, whether in connection with the Loan Documents and the transactions contemplated therein or any other transaction (including any underlying transaction between the Borrower and the Beneficiary), (iii) any certificate or other document presented with a Documentary Credit proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate, (iv) the existence of any act or omission or any misuse of, a Documentary Credit or misapplication of proceeds by the Beneficiary, including any fraud in any certificate or other document presented with a Documentary Credit in each case unless, before payment of a Documentary Credit, (x) the Borrower has delivered to the Documentary Credit Lender a written notice of the fraud together with a written request that it refuse to honour such drawing, (y) the fraud by the Beneficiary has been established to the knowledge of the Documentary Credit Lender so as to make the fraud clear or obvious to the Documentary Credit Lender, and (z) in the case of fraud in the underlying transaction between the Borrower and the Beneficiary, the fraud is of such character as to make the demand for payment by the Beneficiary under the Documentary Credit a fraudulent one, (v) payment by the Documentary Credit Lender under the Documentary Credit against presentation of a certificate or other document which does not comply with the terms of the Documentary Credit, unless such payment is inconsistent with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication), or (vi) the existence of a Default or Event of Default.

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(c)The Documentary Credit Lender shall not be responsible for (i) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Documentary Credit or the rights or benefits under it or proceeds of it, in whole or in part, which may prove to be invalid or ineffective for any reason, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, facsimile or otherwise, (iii) errors in interpretation of technical terms, (iv) any loss or delay in the transmission of any document required in order to make a drawing, and (v) any consequences arising from causes beyond the control of the Documentary Credit Lender, including the acts or omissions, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Documentary Credit Lender’s rights or powers under this Agreement. Any action taken or omitted by the Documentary Credit Lender under or in connection with any Documentary Credit or the related certificates, if taken or omitted in good faith, shall not put the Documentary Credit Lender under any resulting liability to the Borrower provided that the Documentary Credit Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication).
3.7Fees.
(a)The Borrower shall pay to the Agent, (i) on behalf of the Documentary Credit Lender, a non-refundable fronting fee in respect of each Documentary Credit equal to 0.25% of its Face Amount (the “L/C Fronting Fee”), and (ii) on behalf of each Lender, a fee equal to the Applicable Margin for Documentary Credits of the Face Amount of each Documentary Credit for the period during which the Documentary Credit is outstanding (the “L/C Maintenance Fee”). The L/C Fronting Fee and the L/C Maintenance Fee shall be calculated and payable quarterly in arrears on the first Business Day following the end of each Fiscal Quarter in the same currency as the Documentary Credit issued.
(b)The Borrower shall pay to the Documentary Credit Lender, upon the issuance, amendment or transfer of each Documentary Credit issued by the Documentary Credit Lender and each drawing made under it, the Documentary Credit Lender’s standard and prevailing documentary and administrative charges for issuing, amending, transferring or drawing under, as the case may be, Documentary Credits of similar amount, term and risk.
3.8Repayments.
(a)If the Borrower is required to repay the Loans pursuant to Article 2 or Article 12, then the Borrower shall pay to the Agent an amount equal to each Lender’s contingent liability in respect of (i) any outstanding Documentary Credit, and (ii) any Documentary Credit which is the subject matter of any order, judgment, injunction or other such determination (a “Judicial Order”) restricting payment under and in accordance with such Documentary Credit or extending the Lender’s liability under such Documentary Credit beyond its stated expiration date. Payment in respect of each Documentary Credit shall be due in the currency in which the Documentary Credit is denominated.
(b)The Documentary Credit Lender shall, with respect to any Documentary Credit, upon the later of:
(i)the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the

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applicable Judicial Order or permanently enjoining the Lender from paying under such Documentary Credit; and
(ii)the earlier of (i) the date on which either (x) the original counterpart of the Documentary Credit is returned to the Documentary Credit Lender for cancellation, or (y) the Documentary Credit Lender is released by the Beneficiary from any further obligations, and (ii) the expiry (to the extent permitted by any applicable law) of the Documentary Credit, pay to the Borrower an amount, in the same currency as the applicable Documentary Credit issued, equal to the difference between the amount paid to the Documentary Credit Lender pursuant to Section 3.8(a) and the amounts paid by the Documentary Credit Lender under the Documentary Credit.
3.9Documentary Credits Outstanding Upon Default.
If any Documentary Credits are outstanding upon the occurrence of an Event of Default, the Borrower shall immediately pay to the Agent for the account of the Documentary Credit Lender an amount, in the same currency as the Documentary Credit issued (the “Documentary Credit Deposit Amount”), equal to the undrawn principal amount of the Documentary Credits. The Documentary Credit Deposit Amount shall be held by the Agent in an interest bearing account to be applied on any drawing by a Beneficiary and shall constitute “Obligations” under a BHECHC Supplemental Indenture. If no drawing is made in respect of a Documentary Credit prior to its expiry date, the Documentary Credit Deposit Amount applicable thereto and any accrued interest thereon, or such part thereof as has not been paid out, shall be returned to the Borrower promptly following the expiry or cancellation of the Documentary Credit.
3.10Documentary Credits Expiring Beyond Maturity Date.
The Borrower may request, and the Documentary Credit Lender may issue, in its discretion, Documentary Credits with expiry dates later than the Maturity Date for the Credit Facility. In connection with such Documentary Credits, the Borrower shall make arrangements satisfactory to such Documentary Credit Lender for the posting of cash collateral in the undrawn amount of all such Documentary Credits, on the Maturity Date for the Credit Facility. Such cash collateral to be exclusively for the benefit of such Documentary Credit Lender and to be applied by such Documentary Credit Lender to fund any drawings under any such Documentary Credits occurring on or after the Maturity Date for the Credit Facility.
ARTICLE 4
INTEREST
4.1Interest on Prime Rate Loans.
Each Prime Rate Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such Loan to, but not including, the date of repayment of such Loan on the unpaid principal amount of such Loan at a nominal rate per annum equal to the Prime Rate, plus the Applicable Margin then in effect, which shall, in each case, change automatically without notice to the Borrower as and when the Prime Rate shall change so that at all times the rates set forth above shall be the Prime Rate then in effect. Interest on each Prime Rate Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month; provided, however, that interest on overdue interest shall be payable on demand.

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4.2Interest on Term CORRA Loans.
Each Term CORRA Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) during each Interest Period at a rate per annum equal to Adjusted Term CORRA, plus the Applicable Margin then in effect, which shall, in each case, change automatically without notice to the Borrower as and when Adjusted Term CORRA shall change so that at all times the rates set forth above shall be the Adjusted Term CORRA then in effect. Interest on each Term CORRA Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Term CORRA Loans shall be payable in arrears on each Interest Payment Date for such Loan; provided, however, that interest on overdue interest shall be payable on demand. In the event of any conversion of any Term CORRA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and the Borrower may be required to pay certain amounts under Section 7.8.
10.3Interest on Daily Compounded CORRA Loans.
Each Daily Compounded CORRA Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) during each Interest Period at a rate per annum equal to Adjusted Daily Compounded CORRA, plus the Applicable Margin then in effect, which shall, in each case, change automatically without notice to the Borrower as and when Adjusted Daily Compounded CORRA shall change so that at all times the rates set forth above shall be the Adjusted Daily Compounded CORRA then in effect. Interest on each Daily Compounded CORRA Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Daily Compounded CORRA Loans shall be payable in arrears on each Interest Payment Date for such Loan; provided, however, that interest on overdue interest shall be payable on demand. In the event of any conversion of any Daily Compounded CORRA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and the Borrower may be required to pay certain amounts under Section 7.8.
10.4Interest on U.S. Base Rate Loans.
Each U.S. Base Rate Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such Loan to, but not including, the date of repayment of such Loan on the unpaid principal amount of such Loan at a nominal rate per annum equal to the U.S. Base Rate, plus the Applicable Margin then in effect, which shall, in each case, change automatically without notice to the Borrower as and when the U.S. Base Rate shall change so that at all times the rates set forth above shall be the U.S. Base Rate then in effect. Interest on each U.S. Base Rate Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding U.S. Base Rate Loans shall be payable monthly in arrears on the first Business Day of each month; provided, however, that interest on overdue interest shall be payable on demand.
4.5Interest on Overdue Amounts.
The Borrower will on demand pay interest to the Agent on all amounts (other than as provided in Section 4.1) payable by the Borrower pursuant to this Agreement that are not paid when due at the Prime Rate plus 2% per annum, in the case of amounts payable in Cdn.$, or the U.S. Base Rate plus 2% per annum, in the case of amounts payable in U.S.$, in each case calculated daily and compounded monthly from the date of payment until paid in full (both before and after

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demand, maturity, default and, to the extent permitted by law, judgment), with interest on overdue interest at the same rate.
4.6Other Interest.
The Borrower shall pay interest on all amounts payable hereunder at the rate specified herein or, if no rate is specified, at the Prime Rate (except where amounts payable are in U.S. Dollars, in which case, at the U.S. Base Rate) calculated daily and compounded monthly, from the date due until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment).
4.7Interest Act (Canada).
For the purpose of the Interest Act (Canada), the yearly rate of interest to which interest calculated on the basis of a year of 360 or 365 days is equivalent is the rate of interest as so determined multiplied by the actual number of days in such year divided by 360 or 365, respectively.
The Borrower acknowledges and confirms that this Section 4.7 satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under this Agreement and that the Borrower is able to calculate the yearly rate or percentage of interest payable under this Agreement based upon the methodology set out in this Section 4.7. The Borrower agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement, that the interest payable hereunder and the calculation of interest herein have not been adequately disclosed to them, whether pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.
4.8Deemed Reinvestment Principle.
For the purpose of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
4.9Maximum Rate of Interest.
Notwithstanding anything contained herein to the contrary, the Borrower will not be obliged to make any payment of interest or other amounts payable to the Lenders hereunder in excess of the amount or rate that would be permitted by Applicable Law or would result in the receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)). If the making of any payment by the Borrower would result in a payment being made that is in excess of such amount or rate, the particular Lender will determine the payment or payments that are to be reduced or refunded, as the case may be, so that such result does not occur.
ARTICLE 5
FEES
5.1Reserved.
5.2Commitment Fee.
The Borrower shall pay to the Agent a commitment fee in Cdn.$ so long as the Agent has not demanded or the Lenders have not ceased to make advances under Section 12.2, calculated in accordance with the Applicable Margin on the amount of the Undisbursed Credit in existence during the period of calculation and as adjusted automatically upon any change thereof. Accrued

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commitment fees shall be calculated quarterly and be due and payable quarterly in arrears on the first Business Day after the end of each quarter of each Fiscal Year of the Borrower.
5.3Basis of Calculation of Fees.
The fees payable under Sections 3.7, 5.1 and 5.2 with respect to any period shall be calculated on the basis of the actual number of days in such period divided by 365 or 366 days, as the case may be.
ARTICLE 6
PAYMENT
6.1Voluntary Repayment of Outstanding Accommodation.
(a)Repayments. Subject to Section 7.8, the Borrower shall have the right to voluntarily repay outstanding Accommodations from time to time on any Business Day without premium on the terms and conditions set forth in this Section:
(i)With respect to any voluntary repayment of an Accommodation, unless the Agent, with the consent of the Lenders otherwise approves, the Canadian Dollar Amount of Accommodation included in such repayment shall be Cdn.$2,500,000 or whole multiples of Cdn.$100,000 or the entire amount of that type of Accommodation outstanding, and with respect to U.S. Base Rate Loans, the U.S. Dollar amount of Accommodation included in such repayment shall be U.S.$2,500,000 or whole multiples of U.S.$100,000 or the entire amount of that type of Accommodation outstanding, and the Borrower shall give the Agent a written notice of repayment substantially in the form of Schedule 6.1(A) (a “Notice of Repayment”), specifying the amount, the type or types of Accommodation to be included in the repayment (and the currency and the interest rate applicable thereto) and the applicable voluntary repayment date, which notice shall be irrevocable by the Borrower. The Notice of Repayment shall be given to the Agent not later than 10:00 a.m. on the second Business Day preceding the applicable repayment date in the case of repayments in the aggregate greater than $2,500,000.
(ii)In all other cases, Notice of Repayment shall be given on the applicable repayment date.
(iii)Any Notice of Repayment received by the Agent on any Business Day after 11:00 a.m. shall be deemed to have been given to the Agent on the next succeeding Business Day.
(iv)On the applicable voluntary repayment date, the Borrower shall pay to the Agent for the account of the Lenders, the amount of any Accommodation that is subject to the repayment, together with all interest and other fees and amounts accrued, unpaid and due in respect of such repayment; provided that, in respect of Prime Rate Loans or U.S. Base Rate Loans, accrued interest will not be repayable prior to the applicable interest payment date in Section 4.1 unless the full balance outstanding thereunder is voluntarily repaid; and provided further that, in respect of Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, the Borrower may be required to pay certain amounts under Section 7.8 if repayment is made prior to the applicable Interest Payment Date.

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(v)Repayment of outstanding Accommodation in the form of a Documentary Credit shall be permitted on the date of surrender thereof by submitting such Documentary Credit to the Documentary Credit Lender for cancellation.
6.2Repayment on Maturity Date and Extension.
(a)Subject to the provisions of this Agreement and to this Section, the Borrower shall repay in full all outstanding Accommodations to each Lender on the Maturity Date of such Lender, together with all interest, fees and other amounts payable hereunder on the Maturity Date of such Lender, in each case, to the Agent for the account of the applicable Lender(s), and the Commitment of such Lender shall be permanently cancelled and the aggregate Committed Amount shall be permanently cancelled by a corresponding amount.
(b)By notice in writing to the Agent in the form of Schedule 3(A) (a “Notice of Extension”) given not more than once per annum and not less than 45 days prior to the Maturity Date, the Borrower may request each Lender to extend the Maturity Date of such Lender for an additional period of 365 days. The Lenders agree that they shall give or withhold their consent in a timely manner so that the Agent may provide a response to the Borrower to the Notice of Extension within thirty (30) days from the date of such receipt, provided that the decision of any Lender to extend the Maturity Date in respect of such Lender shall be at the sole discretion of such Lender. If 100% of the Lenders agree to such extension, the then current Maturity Date shall be extended for an additional 365 days computed from the then current Maturity Date. If Lenders holding more than 66 2/3% of the Commitments decline the requested extension, the Maturity Date shall be the then current Maturity Date. If Lenders holding at least 66 2/3% of the Commitments but less than 100% of the Commitments agree to such extension, the Borrower may, in its sole discretion, either (a) advise the Agent in writing of its determination to not extend the Maturity Date in which case the Credit Facilities will continue in accordance with its terms, or (b) elect to extend the then current Maturity Date for an additional 365 days computed from the expiry of the then current Maturity Date, such extension applying only to those Lenders which provided their consent to the extension. In the case of any Lender not consenting to an extension (a “Dissenting Lender”), such Lender’s obligations pursuant to this Agreement shall continue in accordance with the terms hereof to the then current Maturity Date. In the event that the Borrower elects to extend the then current Maturity Date in accordance with the preceding terms then with respect to an Dissenting Lender, at any time on or prior to the then current Maturity Date, the Borrower shall either (x) permanently cancel the Commitment of any Dissenting Lender and repay such Dissenting Lender, at which time the Committed Amount shall be permanently reduced by the amount of such Commitment, or (y) replace the Dissenting Lender with another existing Lender or Lenders without the consent of any of the remaining Lenders, or with any financial institution which is not an existing Lender with the consent of the Agent and the Documentary Credit Lender, such consent not to be unreasonably withheld.
6.3Excess Accommodation.
In addition to the other repayment rights, obligations or options set forth in this Article, if the aggregate Canadian Dollar Amount of all Accommodations outstanding under the Credit Facility at any time exceeds the Committed Amount, the Borrower shall immediately upon request of the Agent, repay such excess.

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6.4Illegality.
Notwithstanding any other provision of this Agreement, if the making or continuation of any Accommodation shall have been made unlawful or prohibited due to compliance by any of the Agent and the Lenders in good faith with any change made after the date hereof in any law or governmental rule, regulation, guideline or order, or in any interpretation or application of any law or governmental rule, regulation, guideline or order by any competent authority, or with any request or directive (whether or not having the force of law) by any central bank, reserve board, superintendent of financial institutions or other comparable authority made after the date hereof, then the Agent will give notice thereof to the Borrower which shall repay such Accommodation within a reasonable period or such shorter period as may be required by law. During the continuation of any such event the Lenders will have no obligation under this Agreement to make or continue any Accommodation affected thereby.
ARTICLE 7
PAYMENTS AND INDEMNITIES
7.1Payments on Non-Business Days.
Unless otherwise provided herein, whenever any payment to be made under this Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest or fees shall be payable at the appropriate rate during such extension.
7.2Method and Place of Payment.
Unless otherwise provided herein, all payments made by the Borrower to the Agent under this Agreement will be made not later than 2:00 p.m. on the date when due, and all such payments will be made in immediately available funds. Any amounts received after that time shall be deemed to have been received by the Agent on the next Business Day.
7.3Net Payments.
All payments by the Borrower under this Agreement shall be made without set-off or counterclaim or other deduction and without regard to any equities between the Borrower and the Agent or any of the Lenders or any other Person and free and clear of, and without reduction for or on account of, any present or future levies, imposts, duties, charges, fees, deductions or other withholdings, and if the Borrower is required by law to withhold any amount, then the Borrower will increase the amount of such payment to an amount which will ensure that the Agent receives the full amount of the original payment.
7.4Agent May Debit Account.
The Agent may debit accounts of the Borrower with the Agent (if any) for any payment or amount due and payable by the Borrower pursuant to this Agreement without further direction from the Borrower to the Agent.
7.5Currency of Payment.
Each Accommodation shall be repaid by the Borrower to the Agent or a Lender as required under this Agreement in the currency in which such Accommodation was obtained. Any payment on account of an amount payable under this Agreement in a particular currency (the “Proper Currency”) required by any authority having jurisdiction to be made (or which a Lender elects to accept) in a currency (the “Other Currency”) other than the Proper Currency, whether pursuant to a judgment or order of any court or tribunal or otherwise, shall constitute a

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discharge of the Borrower’s obligations under this Agreement only to the extent of the amount of the Proper Currency which each applicable Lender is able, as soon as practicable after receipt by it of such payment, to purchase with the amount of the Other Currency so received. If the amount of the Proper Currency which a Lender is so able to purchase is less than the amount of the Proper Currency originally due to it, the Borrower shall indemnify and hold such Lender harmless from and against all losses, costs, damages or expenses which such Lender may sustain, pay or incur as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order and shall not merge in any order of foreclosure made in respect of any of the security given by the Borrower to or for the benefit of any Lender.
7.6General Indemnity.
The Borrower shall indemnify the Agent and the Lenders and their directors, officers, employees and agents against and hold each of them harmless from any loss, liabilities, damages, claims, costs and expenses (including fees and expenses of counsel to the Agent and the Lenders on a solicitor and his own client basis and reasonable fees and expenses of all independent consultants) (each a “Claim”) suffered or incurred by any of them arising out of, resulting from or in any manner connected with or related to:
(a)any Environmental Matter, Environmental Liability or Environmental Proceeding; and
(b)any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which the Agent or Lender may sustain or incur as a consequence of:
(i)failure by the Borrower in proceeding with a Borrowing after the Borrower has given a Borrowing Notice;
(ii)failure by the Borrower in repaying a Borrowing after the Borrower has given a Notice of Repayment;
(iii)any breach, non-observance or non-performance by the Borrower of any of its obligations, covenants, agreements, representations or warranties contained in this Agreement; and
(iv)the repayment of any CORRA Loan other than on the Interest Payment Date thereof.
The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to any of the Agent and the Lenders at common law or otherwise and this Section shall survive the repayment of the Accommodation and the termination of this Agreement. A certificate of the Lender as to any such loss or expense, providing details of the calculation of such loss or expense, shall be prima facie evidence.
7.7Reserved.
7.8Compensation for Losses.
In the event of (a) the payment of any principal of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, prior to the applicable Interest Payment Date

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(including as a result of an Event of Default), (b) the conversion of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, other than on the last day of the Interest Period, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, other than on the last day of the Interest Period as a result of a request by the Borrower pursuant to Section 13.3(b), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt of such demand.
ARTICLE 8
RESERVED
ARTICLE 9
REPRESENTATIONS AND WARRANTIES
9.1Representations and Warranties.
To induce the Lenders to make Accommodations available to the Borrower, the Borrower represents and warrants to the Agent and the Lenders that the following are true and correct in all material respects:
(a)Existence – the Borrower and each of its Subsidiaries is a partnership, corporation or other entity, as the case may be, incorporated or organized and subsisting under the laws of its jurisdiction of incorporation or organization, specified on Schedule 9.1(a) (as such Schedule may be amended from time to time by Borrower and provided to the Lenders, provided that such amendments shall not otherwise be contrary to this Agreement) with and has all requisite partnership, corporate or other power and authority to own, hold under license or lease its property, undertaking and Assets and to carry on (i) its business as now conducted (and as now proposed to be conducted); and (ii) the transactions contemplated by this Agreement and each other Loan Document to which it is a party;
(b)Capacity – the Borrower has the legal capacity and right to enter into the Loan Documents and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof;
(c)Authority – the execution and delivery by the Borrower of this Agreement and each of the Loan Documents to which it is a party, and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate, partnership or other action including the obtaining of all necessary shareholder, partnership or other relevant consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Authority or other Person, is or was necessary in connection with the execution, delivery and performance of the Borrower’s obligations under this Agreement and the other Loan Documents to which it is a party, except such as are in full force and effect, unamended at the date hereof;
(d)Execution and Delivery, Enforceability – each of the Loan Documents has been duly executed and delivered by the Borrower and constitutes a valid and legally

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binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors’ rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion;
(e)No Litigation – there is no existing, pending or, to the knowledge of the Borrower, threatened litigation by or against the Borrower or its Subsidiaries which could reasonably be expected to be adversely determined to the rights of the Borrower or its Subsidiaries and which could reasonably be expected to cause a Material Adverse Effect; no event has occurred and, to the knowledge of the Borrower, no state or condition exists, which could give rise to any such litigation;
(f)No Conflict – the execution and delivery by the Borrower and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, this Agreement and each other Loan Document will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) its articles, by-laws, partnership agreement or other organizational documents, as the case may be; (ii) any Applicable Law; (iii) any Material Agreement or any material contractual restriction binding on or affecting it or its Assets; or (iv) any material judgment, injunction, determination or award which is binding on it in each such case except to the extent that such breach could not reasonably be expected to result in a Material Adverse Change;
(g)Financial Statements – the financial statements and forecasts of the Borrower and its Subsidiaries which have been provided to the Agent are accurate and complete in all material respects, and fairly present the consolidated financial condition and business operations of the Borrower and its Subsidiaries, as at the date thereof and are prepared in a form and manner consistent with existing financial reporting practices of the Borrower in accordance with GAAP;
(h)Books and Records – all books and records of the Borrower and its Subsidiaries have been fully and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Borrower’s and its Subsidiaries’ records, systems, controls, data or information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electric, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the direct control of Borrower or its Subsidiaries, as applicable;
(i)No Material Adverse Change – there has been no Material Adverse Change since December 31, 2022;
(j)Compliance with Laws and Agreements – the Borrower and its Subsidiaries are in compliance with all Applicable Laws and all agreements or contracts where any non-compliance could reasonably be expected to cause a Material Adverse Effect;
(k)Approvals – all Governmental Approvals and other consents or authorizations necessary to permit the Borrower and its Subsidiaries (i) to execute, deliver and perform each Loan Document to which it is a party (if any), and to consummate the transactions contemplated thereby; and (ii) to own and operate the Business, have been obtained or effected and are in full force and effect. The Borrower and

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its Subsidiaries are in compliance with the requirements of all such Governmental Approvals and consents and there is no Claim existing, pending or, to the knowledge of the Borrower, threatened which could result in the revocation, cancellation, suspension or any adverse modification of any of such Governmental Approvals or consent;
(l)No Default – no Default or Event of Default under this Agreement or the BHECHC Indenture has occurred or is continuing which has not (i) been expressly waived in writing by the Agent, the Trustee under the BHECHC Indenture and, to the extent required under the BHECHC Indenture, the holders of BHECHC Securities; or (ii) been remedied (or otherwise ceased to be continuing);
(m)Ownership of Assets – the Borrower and its Subsidiaries each have good and marketable title, free and clear of all Liens other than Permitted Liens, to all of its respective Assets used in their respective Business;
(n)Taxes – the Borrower and its Subsidiaries have filed or caused to be filed all Tax returns which, to their knowledge, are required to have been filed by them, and have paid all Taxes required to be paid or remitted by them including Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of their property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no Tax liens have been filed and, to the knowledge of the Borrower no claims are being asserted with respect to any such Taxes, fees or other charges;
(o)No Proceedings – no essential portion of the Borrower’s or any of its Subsidiaries’ real or leased property has been taken or expropriated by any Governmental Authority nor has written notice or proceedings in respect thereof been given or commenced nor is the Borrower aware of any intent or proposal to give any such notice or commence any such proceedings;
(p)Environmental – except as disclosed to the Agent, neither the Borrower nor any of its Subsidiaries has:
(i)any knowledge of any Environmental Adverse Effect or any condition existing at, on or under the Principal Property which, in any case or in the aggregate, with the passage of time or the giving of notice or both, could reasonably be expected to give rise to liability of the Borrower or any of its Subsidiaries resulting in a Material Adverse Effect;
(ii)any knowledge of any present or prior leaks or spills with respect to underground storage tanks and piping system or any other underground structures existing at, on or under Principal Property or of any past violations by any Applicable Laws, policies or codes of practice involving the Principal Property, which violations, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(iii)any knowledge that it has any obligation under any Environmental Laws to pay any compensation or damages resulting from the operation of the Principal Property, or that it will have any such obligation resulting from the maintenance and operation of the Principal Property, which, in any

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case or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and
(iv)any Environmental Liability which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed by the Borrower to the Agent in writing prior to the Effective Date;
(q)No Proceedings or Investigations – none of the Borrower or its Subsidiaries is, as at the date that this representation is made or deemed to be made, the subject of any civil, criminal or regulatory proceeding or governmental or regulatory investigation with respect to Environmental Laws nor are any of them aware of any threatened proceedings or investigations which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed in accordance with the notice requirements set out in Section 10.5. The Borrower and its Subsidiaries are actively and diligently proceeding to use all reasonable efforts to comply with all Environmental Laws and all such activities are being carried on in a prudent and responsible manner and with all due care and due diligence;
(r)Insurance – the Borrower and its Material Subsidiaries maintain insurance or self insure (including business interruption insurance, property insurance and general liability insurance) with responsible insurance carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties;
(s)Pension Plans – except as disclosed in Schedule 9.1(s), neither the Borrower nor any of its Subsidiaries has established or is party to or obligated under any Canadian Pension Plans. All Canadian Pension Plans established by the Borrower or any of its Subsidiaries are being operated, administered and maintained in compliance with the terms of such Canadian Pension Plan and all Applicable Laws, regulations and orders applicable thereto, except for such instances of non-compliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable pension plan documents or Applicable Laws to be paid or accrued by the Borrower or any of its Subsidiaries, to the extent failure to do so could reasonably be expected to result in a Material Adverse Effect, are being paid or accrued as required. No statutory deemed trust or Lien (other than a Permitted Lien) has arisen or been imposed on the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries in connection with any Canadian Pension Plan. As of the Closing Date, neither the Borrower or any of its Subsidiaries contributes to, maintains, participates in, or has any liability or contingent liability in respect of any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Plan;
(t)Subsidiaries - (i) Schedule 9.1(a) sets forth a correct and complete list of the name of each Subsidiary of the Borrower and the ownership interest therein held by the Borrower or the applicable Subsidiary, (ii) no Person, other than a Subsidiary, has any right or option to purchase or otherwise acquire any of the Equity Securities of any Subsidiary; and (iii) the Borrower does not own or hold any Equity Securities in, directly or indirectly, any other Person, other than as disclosed in Schedule 9.1(a), as amended from time to time and provided to the Lenders (provided such amendments shall not otherwise be contrary to this Agreement);

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(u)Complete Disclosure – all written information and data concerning the Borrower and the Borrower’s Subsidiaries that have been prepared by it or any of its representatives or advisors and that have been made available to the Agent or the Lenders are and, at the time such information and data were made available, were true and correct in all material respects and do not, and, at the time such information and data were made available, did not, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained in such information and data not misleading in light of the circumstances under which such statements were made;
(v)Anti-Terrorism Laws and or Anti-Corruption Laws –neither the Borrower nor any of its Subsidiaries, is in violation of any Anti-Terrorism Law or Anti-Corruption Law applicable to it or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law or Anti-Corruption Law applicable to the Borrower or any Subsidiary; and
(w)Indebtedness – the Borrower does not have, directly or indirectly, any Indebtedness other than Indebtedness permitted in Section 10.13.
9.2Survival of Representations and Warranties.
All representations and warranties contained in this Agreement, the Loan Documents and any certificate or document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Loan Documents, the advance of each Accommodation and exercise of any remedies under this Agreement or under any of the Loan Documents, notwithstanding any investigation made at any time by or on behalf of the Agent or the Lenders.
ARTICLE 10
COVENANTS
The Borrower covenants and agrees that, so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facility:
10.1Reporting Covenants.
(a)Information and Certificates. The Borrower shall furnish to the Agent (in “pdf” format where practicable, or in such other form as may be agreed between the Borrower and the Agent):
(A)not later than 140 days (or such earlier date as may be prescribed from time to time under applicable securities legislation for the delivery of the Borrower’s annual financial statements to security holders) after the end of each Fiscal Year, the annual financial statements (consolidated and unconsolidated) of the Borrower consisting of a statement of financial position and statements of comprehensive income, changes in shareholder’s equity and cash flows for the year then ended and for the immediately preceding Fiscal Year together with the report on such consolidated statements of the Borrower’s Auditors and the discussion and analysis of such consolidated statements prepared by the management of the Borrower;
(B)not later than 60 days (or such earlier date as may be prescribed from time to time under applicable securities legislation for the

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delivery of the Borrower’s interim financial statements to security holders) after the end of the first, second and third Fiscal Quarters of each Fiscal Year, the unaudited interim financial statements (consolidated and unconsolidated) of the Borrower, including a statement of financial position and statements of comprehensive income, changes in shareholder’s equity and cash flows for the period then ended and for the year to date and for the comparative periods in the prior Fiscal Year of the Borrower;
(i)at the time the same are sent, copies of all other information or material that is delivered to the Trustee under the BHECHC Indenture including notice of any “Event of Default” under the BHECHC Indenture;
(ii)on or before thirty (30) days prior to the beginning of the next Fiscal Year of the Borrower, an annual consolidated and unconsolidated financial forecast of the Borrower;
(iii)a certified copy of any BHECHC Supplemental Indenture; and
(iv)upon delivery of each of the items set out in Sections 10.1(a)(A) of this Agreement, the Borrower’s Certificate of Compliance, which Certificate of Compliance shall be accompanied by, inter alia, details of the calculation of unconsolidated EBITDA of the Borrower in accordance with GAAP for the purposes of the Interest Coverage Ratio in Section 10.24(a), in form and substance satisfactory to the Lenders.
10.2Payments Under This Agreement and Loan Documents.
The Borrower shall pay, discharge or otherwise satisfy all amounts payable under this Agreement in accordance with the terms of this Agreement and all amounts payable under any Loan Document in accordance with the terms thereof.
10.3Proceeds.
The Borrower shall use the proceeds of any Accommodation only for the purposes permitted pursuant to Section 2.4.
10.4Inspection of Property, Books and Records, Discussions.
The Borrower shall keep, and the Borrower shall cause each of its Material Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP and all Applicable Laws and on a basis consistent with its financial statements shall be made of all dealings and transactions in relation to its business and activities, and permit representatives and agents of the Agent upon reasonable notice to the Borrower and during business hours, to visit and inspect any of the properties and examine and make abstracts from any of the books and records of the Borrower as often as may reasonably be desired, and, subject to applicable securities laws, to discuss the business, operations, property, condition and prospects (financial or otherwise) of the Borrower with those officers and employees of the Borrower designated by its senior executive officers.
10.5Notices.
The Borrower shall promptly give notice to the Agent of:
(a)the occurrence of any Default or Event of Default;

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(b)the commencement of, or receipt by the Borrower of a written threat of, any litigation, action, suit or proceeding against or affecting the Borrower before any Governmental Authority which, individually or in the aggregate, has, or has any reasonable likelihood of having, a Material Adverse Effect, and such further information in respect thereof as the Agent may request from time to time;
(c)any notice of any violation or administrative or judicial complaint or order having been filed or, to the Borrower’s knowledge, about to be filed against the Borrower which has, or has any reasonable likelihood of having, a Material Adverse Effect;
(d)any notice from any Governmental Authority or any other Person alleging that the Borrower is or may be subject to any Environmental Liability which has, or has any reasonable likelihood of having, a Material Adverse Effect;
(e)any notice of any material violation of Applicable Utilities Legislation;
(f)the occurrence or non-occurrence of any other event which has, or has a reasonable likelihood of having, a Material Adverse Effect;
(g)any changes in the ownership structure of the Borrower; and
(h)any notice of a change in rating to the BHECHC Securities by any of the Rating Agencies.
10.6Disbursements under Indenture.
The Borrower shall cause AILP to disburse and apply all Net Revenues (as such term is defined in the AILP Master Trust Indenture) in accordance with Section 4.1 of the AILP Master Trust Indenture.
10.7Cure Defects.
The Borrower shall promptly cure or cause to be cured any defects in the execution and delivery of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant thereto or any defects in the validity or enforceability of any of the Loan Documents and execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents as the Agent may consider necessary or desirable for the foregoing purposes.
10.8Carrying on Business.
The Borrower shall, and the Borrower shall cause each of its Material Subsidiaries to, own, maintain and repair or reconstruct the Principal Property and all other Assets, including licences, permits and intellectual property, necessary to operate the Business and directly receive all revenues associated therewith and shall at all times carry on and conduct the Business in a proper, efficient and businesslike manner and in accordance with good business practices so as to comply with all applicable regulatory requirements and preserve and protect the revenues thereof.
10.9Insurance and Insurance Proceeds.
The Borrower shall, and the Borrower shall cause each of its Material Subsidiaries to, maintain insurance with respect to its properties and business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices which are standard in the industry and in accordance with any express requirements of

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Governmental Authorities, where applicable, including the right to self-insure or co-insure with respect to any of the insurance required to be maintained by the Borrower pursuant to this paragraph.
10.10Compliance with Laws and Agreements.
The Borrower shall, and the Borrower shall cause each of its Subsidiaries to, at all times comply in all material respects with all requirements of the Applicable Utilities Legislation and all other Applicable Laws, except to the extent that a failure to comply would not reasonably be expected to result in a Material Adverse Change. The Borrower shall, and the Borrower shall cause each of its Material Subsidiaries to, at all times comply in all material respects with all Material Agreements, including the BHECHC Indenture.
10.11Taxes.
The Borrower shall, and the Borrower shall cause each of its Subsidiaries to, from time to time, pay or cause to be paid all Taxes lawfully levied, assessed or imposed upon them or in respect of their property as and when the same become due and payable and withhold and remit any amounts required to be withheld by it from payments due to others and remit the same to any government or agency thereof, and it will exhibit or cause to be exhibited to the Agent, when requested, the receipts and vouchers establishing such payment and will in all material respects duly observe and conform to all applicable requirements of any Governmental Authority relative to any of the property or rights of the Borrower and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that the Borrower and each Subsidiary shall have the right to contest, in good faith and diligently by legal proceedings, any such Taxes and, during such contest, may delay or defer payment or discharge thereof.
10.12Further Assurances.
At the Borrower’s cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of the Loan Documents.
10.13Limitation on Indebtedness.
The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or suffer to exist any Indebtedness other than:
(a)the Indebtedness under BHECHC Securities issued pursuant to the terms of the BHECHC Indenture from time to time, such Indebtedness not to exceed $500 million excluding accrued but unpaid interest, in the aggregate at any time;
(b)the Indebtedness owing to the Lenders or the Agent under this Agreement;
(c)Indebtedness secured by Permitted Liens described in the definition thereof (other than in (l)); for certainty, Finance Lease Obligations and Purchase Money Obligations of the Borrower and its Subsidiaries (excluding AltaLink) shall not exceed, in the aggregate at any time, $10,000,000 or the Equivalent Amount;
(d)Indebtedness of the Borrower and its Subsidiaries under any interest rate, currency rate or commodity hedging agreement permitted under this Agreement or the BHECHC Indenture; provided that such Indebtedness of the Borrower may only be secured in favour of Bank of Montreal, the Bank of Nova Scotia or their

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Affiliates, and such secured Indebtedness shall be limited to the maximum aggregate amount of $20,000,000 or the Equivalent Amount;
(e)Indebtedness of AltaLink,
(f)Indebtedness of AILP, provided that such Indebtedness does not exceed, in the aggregate at any time, $300,000,000;
(g)any Project Debt;
(h)Indebtedness disclosed in Schedule 9.1(w) Part 1;
(i)unsecured Contingent Liabilities of the Borrower in support of any Subsidiary up to the maximum aggregate amount of $50,000,000 or the Equivalent Amount, and
(j)other Indebtedness of the Borrower and its Subsidiaries (excluding for certainty, AltaLink) not included in (a) to (i) above, including the Indebtedness disclosed in Schedule 9.1(w) Part 2, up to the maximum aggregate amount of $10,000,000 or the Equivalent Amount; provided that such Indebtedness of the Borrower shall be unsecured.
10.14Negative Pledge.
The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its Assets, whether now owned or hereafter acquired, other than Permitted Liens. For the avoidance of doubt, the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any Equity Securities of AILP or AltaLink.
10.15Investments.
The Borrower shall not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investments, other than Permitted Investments.
10.16Change in Business and Ownership of Certain Subsidiaries.
The Borrower and its Subsidiaries shall not engage in any business other than the Business. The Borrower shall ensure that at no time shall:
(a)the total consolidated EBITDA of all non-Wholly-Owned Subsidiaries of the Borrower exceed 20% of the Borrower’s consolidated EBITDA, as disclosed in the most recent financial statements delivered to the Agent and the Lenders pursuant to Section 10.1;
(b)the total Assets of all non-Wholly-Owned Subsidiaries of the Borrower exceed 20% of the Borrower’s Consolidated Assets, as disclosed in the most recent audited financial statements delivered to the Agent and the Lenders pursuant to Section 10.1;
(c)the Consolidated Assets of AltaLink comprise less than 75% of the Consolidated Assets of the Borrower; and
(d)the consolidated EBITDA of AltaLink comprise less than 80% of the consolidated EBITDA of the Borrower.

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10.17Mergers, Etc.
The Borrower shall not enter into, any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, winding-up, merger, transfer, sale, lease or otherwise) whereby all or any substantial part of its undertaking or Assets would become the property of any other Person, except for transactions with one or more Wholly-Owned Subsidiaries whereby such undertaking or Assets may become the property of such Wholly-Owned Subsidiaries.
10.18Acquisitions.
The Borrower shall not make, directly or indirectly, any Acquisition other than Acquisitions which (i) pertain to the Business, and (ii) where the value of the Assets acquired do not exceed 25% of the Consolidated Assets, as disclosed in the most recent audited financial statements delivered to Agent and Lenders pursuant to Section 10.1, and provided that no Default or Event of Default has occurred or is continuing or would occur as a result of such Acquisition.
10.19Transactions with Non-Arm’s Length Persons.
The Borrower shall not, directly or indirectly, (a) purchase, acquire, lease or license any material property, assets, right or service from, or (b) sell, transfer, lease or license any property, assets, right or services to, any Person (including any partner and their respective Affiliates) not dealing at arm’s length with the Borrower, or any Affiliate of any such Person, except: (i) at prices and on terms not less favourable to the Borrower than those which could have been obtained in an arm’s length transaction with an arm’s length Person; or (ii) transaction that are otherwise permitted by the terms of this Agreement.
10.20Environmental Covenants.
(a)The Borrower shall, at all times conduct and maintain the Business in compliance in all material respects with all Environmental Laws and Environmental Approvals, except to the extent that a failure to comply would not reasonably be expected to result in a Material Adverse Change.
(b)The Borrower shall cause its Subsidiaries to at all times conduct and maintain the Business in compliance in all material respects with all Environmental Laws and Environmental Approvals, except to the extent that a failure to comply would not reasonably be expected to result in a Material Adverse Change.
(c)If the Borrower or any of its Subsidiaries shall:
(i)receive notice from any Governmental Authority that any material violation of any Environmental Law or Environmental Approval has been, may have been, or is about to be committed by the Borrower or its Subsidiaries;
(ii)receive notice that any Remedial Order or other proceeding has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging material violations of any Environmental Law or requiring the Borrower or any of its Subsidiaries to take any material action in connection with the Release or threatened Release of a Hazardous Substance into the environment or requiring the cessation of a nuisance; or
(iii)receive any notice from a Governmental Authority alleging that the Borrower or any of its Subsidiaries may be liable or responsible for

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material costs associated with a nuisance or a response to, or clean up of, a Release or threatened Release of a Hazardous Substance into the environment or any damages caused thereby;
then the Borrower shall, and the Borrower shall cause each of its Subsidiaries to, provide the Agent with a copy of such notice within ten (10) days of the Borrower’s or Subsidiary’s receipt thereof, as applicable, and thereafter shall keep the Agent informed in a timely manner of any developments in such matters, and shall provide to the Agent such other information in respect thereto as may be reasonably requested by the Agent from time to time.
10.21Hedging Agreements.
Neither the Borrower nor any Material Subsidiary of the Borrower shall enter into any Financial Instrument Obligation (or similar understanding or obligation) except in the ordinary course of business provided that such Financial Instrument Obligation is permitted under the Indenture. Any and all secured Financial Instrument Obligations (or similar understanding or obligations) entered into by the Borrower, as permitted under Section 10.13(d), shall be entered into with Bank of Montreal (or its Affiliates) and the Bank of Nova Scotia (or its Affiliates) in equal proportion.
10.22Distributions.
The Borrower shall not make or commit to make any Distributions if a Default or Event of Default has occurred and is continuing or could reasonably be expected to result therefrom. Borrower shall provide Agent with satisfactory evidence of pro forma compliance with the financial covenants set out in Section 10.24 of this Agreement, after giving effect to such proposed Distribution.
10.23Fiscal Year.
Neither the Borrower nor any Subsidiary of the Borrower shall change its Fiscal Year.
10.24Financial Covenants.
The Borrower shall comply with the following financial covenants:
(a)Interest Coverage Ratio. The Borrower shall maintain, measured each Fiscal Quarter in each Fiscal Year, a ratio of unconsolidated EBITDA of the Borrower for the four Fiscal Quarters then ended to Interest Expense for the four Fiscal Quarters then ended, of not less than 2.25:1. The parties agree that for the purposes of this Section 10.24(a), and provided that the reporting requirements in Section 10.1(v) are complied with in respect of such calculation, unconsolidated EBITDA of the Borrower shall be calculated on the basis of IFRS; and
(b)Consolidated Total Debt to Consolidated Total Capitalization. The Borrower and its Subsidiaries shall maintain, during each Fiscal Quarter in each Fiscal Year, a maximum ratio of Consolidated Total Debt to Consolidated Total Capitalization of 75%.
10.25BHECHC Indenture.
The Borrower covenants and agrees that so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facility:

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(a)the Borrower will comply with all of the covenants, positive and negative, contained in the BHECHC Indenture. Notwithstanding the foregoing, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the BHECHC Indenture, as against the parties hereto and their respective successors and permitted assigns, the provisions in this Agreement shall prevail; and
(b)the Borrower will not amend, supplement or otherwise modify the BHECHC Indenture or any BHECHC Supplemental Indenture without the Majority Lenders' prior written consent.
10.26Canadian Pension Plans.
The Borrower and its Subsidiaries shall, with respect to each Canadian Pension Plan: (i) in a timely fashion perform in all respects all obligations (including funding, investment and administration obligations) required to be performed in connection with such Canadian Pension Plan; and (ii) pay all contributions, premiums and payments when due in accordance with its terms and all Applicable Laws, except to the extent, in either case, non-compliance could not reasonably be expected to result in a Material Adverse Effect. The Borrower will not, nor will it permit itself or any of its Subsidiaries to, (i) sponsor, contribute to, participate in, or otherwise assume any liability or contingent liability in respect of any Canadian Defined Benefit Pension Plan, or (ii) acquire any entity which sponsors, contributes to, participates in, or otherwise has any liability or contingent liability in respect of, any Canadian Defined Benefit Pension Plan.
10.27Sale or Disposal of Assets.
The Borrower and its Material Subsidiaries shall not sell, assign, lease or otherwise dispose of assets valued, in the aggregate, in an amount greater than 15% of the Borrower’s Consolidated Assets, in any Fiscal Year.

ARTICLE 11
CONDITIONS PRECEDENT TO BORROWINGS
11.1Conditions Precedent to the Closing.
The effectiveness of this Agreement is subject to the condition precedent that the Agent and each Lender shall be satisfied with, or the Borrower shall have delivered to the Agent, as the case may be, on or before the Effective Date, the following in form, substance and dated as of a date satisfactory to the Lenders and their counsel and in sufficient quantities for each Lender:
(a)this Agreement shall have been duly executed and delivered by the Borrower;
(b)completion of and satisfactory results with respect to, such financial, business and legal due diligence as reasonably requested by the Lenders;
(c)the Agent or the Lenders shall have received the BHECHC Indenture and any other Loan Documents required by the Agent or the Lenders duly executed by the Borrower;
(d)the following documents in form, substance and execution acceptable to the Agent shall have been delivered to the Agent:
(i)duly certified copies of the constating documents of the Borrower, all necessary resolutions of the board of directors or similar necessary

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proceedings taken and required to be taken by the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents to which it is a party and the entering into and performance of the transactions contemplated herein and therein;
(ii)certificates of incumbency of the Borrower setting forth specimen signatures of the persons authorized to execute this Agreement, on behalf of the Borrower and the Loan Documents to which it is a party;
(iii)certificate of status or the equivalent relative to the Borrower under its jurisdiction of organization; and
(iv)the opinion of counsel for the Borrower in form and substance satisfactory to the Lenders;
(e)there not having occurred a Material Adverse Change since December 31, 2022 ;
(f)all fees payable on or before the date hereof in connection with the Credit Facility under this Agreement and any fee letter shall have been paid to the Agent; and
(g)there shall exist no Default or Event of Default.
11.2Conditions Precedent to All Borrowings, Conversions.
The Lenders shall not be obliged to make available any portion of any Borrowing, or to give effect to any conversion or rollover, unless each of the following conditions is satisfied:
(a)the Agent shall have received any required Borrowing Notice;
(b)the Agent shall have received any required Documentary Credit agreement, or other Loan Document;
(c)there shall exist no Default or Event of Default on the applicable Borrowing Date, nor shall any arise as a result of giving effect to the requested Borrowing;
(d)all representations and warranties contained in Article 9 shall be true on and as of the Borrowing Date with the same effect as if such representations and warranties had been made on and as of such Borrowing Date; and
(e)all fees payable on or before the subsequent Borrowing in connection with the Credit Facility under this Agreement or any other Loan Document shall have been paid to the Agent and the Lenders, as applicable.
11.3Waiver.
The Lenders may, at their option, waive any condition precedent set out in Section 11.1 or 11.2 or make available any Borrowing prior to such condition precedent being fulfilled. Any such Borrowing shall be deemed to be made pursuant to the terms hereof. Any such waiver shall not be effective unless it is in writing and shall not operate to excuse the Borrower from full and complete compliance with this Article 11 or any other provision hereof on future occasions.

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ARTICLE 12
EVENTS OF DEFAULT
12.1Events of Default.
Any of the following events shall constitute an “Event of Default” hereunder:
(a)Default in Payment of any Amount Hereunder. If the Borrower fails to pay (i) any principal amount of the Accommodations when such amount becomes due and payable, (ii) any interest or fees owing to the Lenders or Agent or any of them hereunder, or under any Loan Document when due and payable hereunder or thereunder and such failure shall remain unremedied for five Business Days or (iii) any other amount owing to the Lenders or Agent or any of them hereunder, or under any Loan Document when due and payable hereunder or thereunder and such failure shall remain unremedied for five Business Days.
(b)Representation or Warranty. If any representation and warranty made by the Borrower in or in connection with this Agreement or any of the other Loan Documents shall be untrue in any material respect on the date upon which it was given.
(c)Default in Certain Covenants.
(i)If the Borrower or any of its Subsidiaries (as applicable and as if each Subsidiary of the Borrower were party hereto) shall fail, refuse or default in any material respect with the performance or observance of any of the covenants contained in Sections 10.5(b), 10.13, 10.14 and 10.18 through 10.23 and such failure shall continue unremedied for 15 days; or
(ii)If the Borrower or any of its Subsidiaries (as applicable and as if each Subsidiary of the Borrower were party hereto) shall fail, refuse or default in any material respect with the performance or observance of any of the covenants contained in Sections 10.5(a), 10.5(f), 10.16, 10.17, and 10.24 through 10.27 (provided that, in the case of Section 10.25, there shall be no Event of Default until the expiry of the applicable cure period, if any, under the BHECHC Indenture).
(d)Default in Other Provisions. If the Borrower or any of its Subsidiaries (as applicable and as if each Subsidiary of the Borrower were party hereto) shall fail, refuse or default in any material respect with the performance or observance of any of the other covenants, agreements or conditions contained herein and such failure, refusal or default adversely affects the Lenders and, such failure, refusal or default continues for a period of 30 days after written notice thereof by the Agent.
(e)Indebtedness. If (i) the Borrower or any of it’s Subsidiaries fails to pay the principal of any of its Indebtedness (which shall, for greater certainty, exclude the Indebtedness under this Agreement but shall include the Indebtedness under the BHECHC Indenture and BHECHC Securities) which is outstanding in an aggregate principal amount exceeding (x) Cdn. $25,000,000 in the case of the Borrower and (y) Cdn. $25,000,000 in the case of any Subsidiary of the Borrower (or the Equivalent Amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such

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Indebtedness described in paragraphs (x) and (y) above, without waiver of such failure by the holder of such Indebtedness on or before the expiration of such period; or (ii) any other event occurs or condition exists (including a failure to pay the premium or interest on such Indebtedness) and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness without waiver of such failure by the holder of such Indebtedness on or before the expiration of such period, if the effect of such event is to accelerate, or permit the acceleration of, such Indebtedness; or (iii) any such Indebtedness shall be declared to be, or otherwise becomes, due and payable prior to its stated maturity by reason of default.
(f)Judgment. The rendering of a judgment or judgments against the Borrower or any of its Subsidiaries, in an aggregate amount in excess of Cdn. $20,000,000 (or the Equivalent Amount in any other currency), by a court or courts of competent jurisdiction, which judgment or judgments remain undischarged and unstayed for a period of 60 days.
(g)Change in Legislation. If there occurs any change in the Applicable Utilities Legislation or any other Applicable Laws resulting in a Material Adverse Effect on the Business of the Borrower or any of its Subsidiaries.
(h)Termination of Material Agreements, licences etc.
(i)If any Material Agreement is terminated for any reason prior to the expiry of its term (except as contemplated thereunder) unless: (A) such Material Agreement is replaced by the Borrower with a contract on commercially reasonable terms or (B) such termination does not result in a Material Adverse Effect;
(ii)if a default occurs under, or if the Borrower fails to observe or perform any term, covenant or agreement contained in, any Material Agreement unless such default or failure does not result in a Material Adverse Effect; or
(iii)if any permit, licence, consent or other authorization required to be kept in full force and effect hereunder with respect to the Business is revoked or suspended for any reason whatsoever and such revocation or suspension results in a Material Adverse Effect and such revocation and suspension continues for a period of 45 days, unless the Borrower does not contest such revocation or suspension in good faith, diligently and by appropriate means.
(i)Winding Up. If an order shall be made or an effective resolution be passed for the winding-up or liquidation of the Borrower or any of its Subsidiaries or any such proceedings are initiated, excluding(i) any such proceeding that is being actively and diligently contested by the Borrower in good faith or (ii) any winding-up or liquidation of a Subsidiary that is part of a voluntary corporate restructuring or reorganization initiated by the Borrower or Subsidiary for tax reasons.
(j)Bankruptcy or Insolvency. If the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors or a notice of intention to make a proposal or a proposal under the Bankruptcy and Insolvency Act (Canada), or shall become insolvent or be declared or adjudged bankrupt, or a receiving order be made against the Borrower or any of its Subsidiaries or if a liquidator,

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trustee in bankruptcy, receiver, receiver and manager or any other officer with similar powers shall be appointed to the Borrower or any of its Subsidiaries, or if the Borrower or any of its Subsidiaries shall propose a compromise, arrangement or reorganization under the Companies’ Creditors Arrangement Act (Canada) or any other legislation of any jurisdiction (including corporate statutes, as applicable) providing for the reorganization or winding-up of Borrower or any of its Subsidiaries or business entities or providing for an arrangement, composition, extension or adjustment with its creditors or shall voluntarily suspend transaction of its usual business, or shall take corporate or other action in furtherance of any of the foregoing purposes.
(k)Receiver. If any proceeding for the appointment of a receiver or trustee for the Borrower or any of its Subsidiaries or for any substantial part of the property of the Borrower or any of its Subsidiaries which is material to the conduct of the Business, and any such receivership or trusteeship remains undischarged for a period of 60 days, or if the Borrower or any of its Subsidiaries becomes bankrupt or unable to pay its obligations as they become due or is declared to be bankrupt or unable to pay its obligations as they become due.
(l)Full Force and Effect. If this Agreement or any material portion hereof shall, at any time after its respective execution and delivery and for any reason, cease in any way to be in full force and effect or if the validity or enforceability of this Agreement is disputed in any manner by such Borrower and the Credit Facility has not been repaid within thirty (30) days of demand therefor by the Agent.
(m)Change of Control. If there shall occur any Change of Control.
12.2Remedies.
Upon the occurrence of any Default or Event of Default, and at any time thereafter if the Default or Event of Default shall then be continuing, the Lenders in their sole discretion may direct the Agent to give notice to the Borrower that no further Accommodation will be available hereunder while the Default or Event of Default continues, whereupon the Lenders shall not be obliged to provide any further Borrowings to the Borrower while the Default or Event of Default continues. Upon the occurrence of any Event of Default, and at any time thereafter if the Event of Default shall then be continuing, the Lenders in their sole discretion, and the Agent acting on their behalf, may take any or all of the following actions:
(a)demand payment of any principal, accrued interest, fees and other amounts which are then due and owing in respect of the Accommodation under the Credit Facility without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(b)declare by notice to the Borrower the Credit Facility terminated, whereupon the same shall terminate immediately without any further notice of any kind; and
(c)commence such legal action or proceedings as it, in its sole discretion, may deem expedient, including the commencement of enforcement proceedings under the Loan Documents, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any of the assets, or any other action or notice, all of which the Borrower hereby expressly waive;
provided that, if any Event of Default described in Section 12.1(i), (j) or (k) of this Agreement or Section 5.1(6) of the BHECHC Indenture with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding

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principal amount of all Advances and all other obligations shall automatically be and become immediately due and payable. In such event either the Lenders or the Administrative Agent on their behalf may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against any obligor authorized or permitted by law for the recovery of all the obligations of the Borrower to the Lenders and proceed to exercise any and all rights hereunder (including the remedies set out in (a) through (c) above) and under any security and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.
12.3Remedies Cumulative.
The rights and remedies of the Lenders and the Agent under this Agreement and the Loan Documents are cumulative and are in addition to and not in substitution for any other rights or remedies. Nothing contained herein or in the Loan Documents with respect to the indebtedness or liability of the Borrower to the Agent and the Lenders or any part thereof, nor any act or omission of the Agent and the Lenders with respect to the Loan Documents shall in any way prejudice or affect the rights, remedies and powers of the Agent and the Lenders hereunder or under the Loan Documents.
12.4Appropriation of Moneys Received.
The Lenders, and the Agent on behalf of the Lenders as between the Lenders and the Borrower, may from time to time when an Event of Default has occurred and is continuing appropriate any monies received from the Borrower in or toward payment of such of the obligations of the Borrower hereunder as the Lenders in their sole discretion may see fit.
12.5Non-Merger.
The taking of any action or dealing whatsoever by the Lender or the Agent in respect of the Borrower or any security shall not operate as a merger of any of the obligations of the Borrower to the Lenders or the Agent or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lenders or the Agent may have under Section 12.3 in connection with such obligations.
12.6Waiver.
No delay on the part of the Lenders or the Agent in exercising any right or privilege hereunder shall operate as a waiver thereof. No Default or Event of Default shall be waived except by a written waiver in accordance with Section 21.1. Each written waiver shall apply only to the Default or Event of Default to which it is expressed to apply. No written waiver shall preclude the subsequent exercise by the Lenders or the Agent of any right, power or privilege hereunder or extend to or apply to any other Default or Event of Default.
12.7Set-off.
Upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower under any of the Loan Documents, irrespective of whether or not the Lender has made demand under any of the Loan Documents and although such obligations may be unmatured or contingent. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to

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providing the Borrower with an accounting when the obligation is finally determined. Each Lender shall promptly notify the Borrower after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lenders under this Section 12.7 are in addition to other rights and remedies (including all other rights of set-off) which the Lenders may have.
ARTICLE 13
YIELD PROTECTION
13.1Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Accommodations made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 13.2 and the imposition, or any change in the rate, of any Excluded Taxes payable by such Lender; or
(iii)impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement, Term CORRA Loans or Daily Compounded CORRA Loans, or Accommodations made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Accommodation (or of maintaining its obligation to make any such Accommodation), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender, or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Accommodations made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (“Additional Compensation”), including a description of the event by reason of

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which it believes it is entitled to such compensation, and supplying reasonable supporting evidence (including, in the event of a Change in Law, a photocopy of the Applicable Law evidencing such change) and reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In the event the Lender subsequently recovers all or part of the Additional Compensation paid by the Borrower, it shall promptly repay an equal amount to the Borrower. The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Accommodation or the Commitment affected by the Change in Law, change in capital requirement or the lapse or cessation of the Change in Law giving rise to the initial Additional Compensation. A Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Borrower upon such Borrower’s request at such Borrower’s expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of this Section 13.1 if and for so long as it is not treating the Borrower in any materially different or in any less favourable manner than is applicable to any other customers of such Lender, where such other customers are bound by similar provisions to the foregoing provisions of this Section 13.1.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.
13.2Taxes.
(a)Payments Subject to Taxes. If the Borrower, the Agent or any Lender is required by Applicable Law to deduct or withhold any Taxes in respect of any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document, then (i) in the case of Indemnified Taxes the sum payable shall be increased by the Borrower when payable as necessary so that after making or allowing for all required deductions and withholdings (including deductions and withholdings on account of Indemnified Taxes applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been required, (ii) the Borrower shall make any such deductions or withholdings required to be made by it under Applicable Law and (iii) the Borrower shall timely pay the full amount required to be deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

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(c)Indemnification by the Borrower. The Borrower shall indemnify the Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Lender and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Lender subsequently recovers all or part of the payment made under this Section paid by the Borrower, it shall promptly repay an equal amount to the Borrower.
(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to withholding or information reporting requirements.
(f)Treatment of Certain Refunds and Tax Reductions. If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 13.2, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrower upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

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(g)FATCA. If a payment made to a Lender under any Loan Document would be subject to withholding taxes imposed by FATCA, if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The provisions of this Section 13.2 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document, repayment of the Loans, and termination of this Agreement.
13.3Mitigation Obligations: Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 13.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Accommodations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender (with the prior consent of the Borrower), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 13.1 or Section 13.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 13.1, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, any Lender’s obligations are suspended pursuant to Section 13.4, or any Lender defaults in its obligation to fund Accommodations hereunder, then the Borrower may either, at its sole expense and effort, upon ten (10) days’ notice to such Lender and the Agent: (i) repay all outstanding amounts due to such affected Lender (or such portion which has not been acquired pursuant to clause (ii) below) and thereupon such Commitment of the affected Lender shall be permanently cancelled and the aggregate Commitment shall be permanently reduced by the same amount and the Commitment of each of the other Lenders shall remain the same; or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 20), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

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(i)the Borrower pays the Agent the assignment fee specified in Section 20.1(b)(vi);
(ii)the assigning Lender receives payment of an amount equal to the outstanding principal of its Accommodations outstanding and participations in disbursements under Documentary Credits, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 13.1 or payments required to be made pursuant to Section 13.2, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)such assignment does not conflict with Applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
13.4Illegality.
If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Accommodations, or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Accommodations, or take any necessary steps with respect to any Documentary Credits in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
ARTICLE 14
RIGHT OF SETOFF
14.1Right of Setoff.
If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower or any guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or

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office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 14.1, it shall share the benefit received in accordance with Section 15.1 as if the benefit had been received by the Lender of which it is an Affiliate.
ARTICLE 15
SHARING OF PAYMENTS BY LENDERS
15.1Sharing of Payments by Lenders.
If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Accommodations and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Accommodations outstanding and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Accommodations outstanding and other amounts owing them, provided that:
(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;
(b)the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Accommodations or participations in disbursements under Documentary Credits to any assignee or Participant, other than to the Borrower or any Affiliate of the Borrower (as to which the provisions of this Section shall apply); and
(c)the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to the Borrower upon the termination of derivatives entered into between the Borrower and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.
The Borrower's consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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ARTICLE 16
AGENT’S CLAWBACK
16.1Agent’s Clawback.
(a)Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Agent such Lender’s share of such advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then the applicable Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Accommodation included in such advance. If the Lender does not do so forthwith, the Borrower shall pay to the Agent forthwith on written demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Agent.
(b)Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.
ARTICLE 17
AGENCY
17.1Appointment and Authority.
Each of the Lenders hereby irrevocably appoints the Agent to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
17.2Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and

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the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.
17.3Exculpatory Provisions.
(a)The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
(b)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Agent by the Borrower or a Lender.
(c)Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

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17.4Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Accommodation that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Accommodation or the issuance of such Documentary Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
17.5Indemnification of Agent.
Each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s gross negligence or wilful misconduct.
17.6Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent from among the Lenders (including the Person serving as Agent) and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as Agent.
17.7Replacement of Agent.
(a)The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the prior consent of the Borrower, to appoint a successor, which shall be a Lender having an office in Toronto, Ontario or Calgary Alberta or an Affiliate of any such Lender with an office in Toronto or Calgary. The Agent may also be removed at any time by the Majority Lenders upon 30 days’ notice to the Agent and the Borrower as long as the Majority Lenders, with the prior consent of the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall have an office in Toronto/Calgary, or an Affiliate of any such Lender with an office in Toronto/Calgary.

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(b)If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications specified in Section 17.7(a), provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed); and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in the preceding paragraph.
(c)Upon a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Agent, the provisions of this Article 17 and of Article 19 shall continue in effect for the benefit of such former Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Agent was acting as Agent.
17.8Non-Reliance on Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
17.9Collective Action of the Lenders.
Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any

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such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.
17.10No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
17.11Recovery of Erroneous Payments.
(a)If the Agent (x) notifies a Lender, Documentary Credit Lender, or any Person who has received funds on behalf of a Lender or Documentary Credit Lender (any such Lender, Documentary Credit Lender, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Documentary Credit Lender, or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 17.11 and held in trust for the benefit of the Agent, and such Lender or Documentary Credit Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Prime Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Documentary Credit Lender, or any Person who has received funds on behalf of a Lender or Documentary Credit Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its

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Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Documentary Credit Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Documentary Credit Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 17.11(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 17.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 17.11(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender or Documentary Credit Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Documentary Credit Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Documentary Credit Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous

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Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii) Subject to Section 20.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Documentary Credit Lender to the rights and interests of such Lender or Documentary Credit Lender as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower under the Loan Documents; provided that this Section 17.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds

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received by the Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 17.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Documentary Credit Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.
ARTICLE 18
NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION
18.1Notices, etc.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or telecopier to the addresses or facsimile or telecopier numbers specified elsewhere in this Agreement or, if to a Lender, to it at its address or telecopier number specified in the Register.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of

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business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
18.2Notice Details
For purposes of Section 18.1, the notice details for the Agent and the Borrower are:
If to the Agent:
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention:    Kibria Hashem
Email:    [***]; [***]

If to the Borrower:	With a copy to:
BHE Canada Holdings Corporation Suite 3020, Bow Valley Square 3 255 – 5th Avenue SW Calgary, Alberta T2P 3G6 Attention: Michelle Hardy, Manager Accounting Email: [***]	AltaLink Management Ltd. 2611 – 3rd Avenue SE Calgary, Alberta T2A 7W7 Attention: Christopher Lomore, Vice President, Treasurer [***] and Attention: Michael Der [***] Fax: [***]

ARTICLE 19
EXPENSES; INDEMNITY: DAMAGE WAIVER
19.1Expenses; Indemnity: Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated

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hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Lender including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Accommodations issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Accommodations.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Accommodation or the use or proposed use of the proceeds therefrom (including any refusal by the Documentary Credit Lender to honour a demand for payment under a Documentary Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Documentary Credit), (iii) any actual or alleged presence or Release of Hazardous Substance on or from any property owned or operated by the Borrower, or any Environmental Liabilities related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and non-appealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Section 13.1, Section 13.2 and Section 19.1(a).
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this

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paragraph (a) are subject to the other provisions of this Agreement concerning several liability of the Lenders.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Accommodation or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable promptly after demand therefor with documented particulars thereof. A certificate of the Agent or a Lender setting forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.
ARTICLE 20
SUCCESSORS AND ASSIGNS
20.1Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Accommodations outstanding at the time owing to it); provided that:
(i)except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Accommodations outstanding at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or

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an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Accommodations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Accommodations outstanding of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent to a lower amount;
(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Accommodations outstanding or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;
(iii)any assignment must be approved by the Documentary Credit Lender (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender;
(iv)any assignment must be approved by the Agent (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moodys, S&P and DBRS, respectively;
(v)any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender or if an Event of Default has occurred and is continuing; and no assignment will be made to a Foreign Lender unless an Event of Default has occurred and is continuing; and
(vi)the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Agent pursuant to clause (iv) of this paragraph (b), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 13 and Article 19, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any payment by an assignee to an assigning Lender in connection with an assignment or

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transfer shall not be or be deemed to be a repayment by the Borrower or a new Accommodations to the Borrower.
(c)Register. The Agent shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Accommodations outstanding owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Agent, sell participations to any Person (other than a natural person, the Borrower or any Affiliate of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Accommodations outstanding owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.
Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Article 13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided such Participant agrees to be subject to Article 15 as though it were a Lender.
(e)Limitation on Participants Rights. A Participant shall not be entitled to receive any greater payment under Section 13.1 and Section 13.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
ARTICLE 21
AMENDMENTS AND WAIVERS
21.1Amendments and Waivers.
(a)Subject to subsections (b) and (c), no acceptance, amendment or waiver of any provision of any of the Loan Documents, nor consent to any departure by the Borrower or any other Person from such provisions, shall be effective unless in writing and approved by the Majority Lenders. Any acceptance, amendment,

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waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
(b)Only written acceptances, amendments, waivers or consents signed by all the Lenders shall (i) increase a Lender’s Commitment; (ii) reduce the principal or amount of, or interest on, directly or indirectly, any Accommodation outstanding or any fees; (iii) postpone any date fixed for any payment of principal of, or interest on, any Accommodation outstanding or any fees; (iv) change the percentage of the Commitments or the number or percentage of Lenders required for the Lenders, or any of them, or the Agent to take any action; (v) change the definition of Majority Lenders; or (vi) amend this Section 21.1(b).
(c)Only written acceptances, amendments, waivers or consents signed by the Agent, in addition to the Majority Lenders, shall affect the rights or duties of the Agent under the Loan Documents.
21.2Judgment Currency.
(a)If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.
(b)The obligations of the Borrower in respect of any sum due in the Original Currency from it to any Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.
ARTICLE 22
GOVERNING LAW; JURISDICTION; ETC.
22.1Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable in that Province.
(b)Submission to Jurisdiction. The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of

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any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.
ARTICLE 23
WAIVER OF JURY TRIAL
23.1Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
ARTICLE 24
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
24.1Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Agent and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be

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deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act, (Alberta), the Personal Information Protection Act (Alberta) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.
ARTICLE 25
TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY
25.1Treatment of Certain Information: Confidentiality.
(a)Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (to the extent necessary to administer or enforce this Agreement and the other Loan Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such Person or actually known to such Person or (y) becomes available to the Agent or any Lender on a non-confidential basis from a source other than the Borrower. If the Agent or any Lender is requested or required to disclose any Information (other than by any bank examiner) pursuant to or as required by Applicable Laws or by a subpoena or similar legal process, the Agent or such Lender, as applicable, shall use its reasonable commercial efforts to provide the Borrower with notice of such requests or obligation in sufficient time so that the Borrower may seek an appropriate protective order or waive the Agent’s, or such Lender’s, as applicable, compliance with the provisions of this Section, and the Agent and such Lender, as applicable, shall, to the extent reasonable, co-operate with the Borrower in the Borrower obtaining any such protective order.
(b)For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of

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such Information as such Person would accord to its own confidential information. In addition, the Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such Person normally makes available in the course of its business of assigning identification numbers.
(c)In addition, and notwithstanding anything herein to the contrary, the Agent may provide basic information concerning the Borrower and the Credit Facilities established herein to Loan Pricing Corporation or other recognized trade publishers of information for general circulation in the loan market.
ARTICLE 26
MISCELLANEOUS
26.1Further Assurances
The Borrower shall, from time to time forthwith upon reasonable request by the Agent do, make and execute all such documents, acts, matters and things as may be required by the Agent to give effect to this Agreement and any of the Loan Documents.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS OF WHICH the parties hereto have duly executed this Agreement as of the date set forth on the first page of this Agreement.

BHE CANADA HOLDINGS CORPORATION
By:	/s/ Edward Rihn
Name: Edward Rihn
Title: President & Chief Executive Officer
By:	/s/ Sharmen Andrew
Name: Sharmen Andrew
Title: Director of Operations

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BANK OF MONTREAL, as Agent
By:	/s/ Steven Patchet
Name: Steven Patchet
Title: Managing Director
By:
Name:
Title:

BANK OF MONTREAL, as Lender
By:	/s/ Steven Patchet
Name: Steven Patchet
Title: Managing Director
By:
Name:
Title:

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THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Kirt Milwood
Name: Kirt Milwood
Title: Managing Director & Head
By:	/s/ Andrew Rose
Name: Andrew Rose
Title: Associate Director

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SCHEDULE 1
BORROWER’S CERTIFICATE OF COMPLIANCE
TO:    Bank of Montreal (“BMO”), as Agent for the Lenders, under the Credit Agreement
This Certificate is delivered to you pursuant to the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and BMO, as Agent and Lender, and the other Lenders party thereto. Capitalized terms used in this Certificate and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned has read the provisions of the Credit Agreement which are relevant to the furnishing of this Certificate. The undersigned has made such examination and investigation as was, in the opinion of the undersigned, necessary to enable the undersigned to express an informed opinion on the matters set out herein.
The undersigned hereby certifies that as of the date hereof:
1.Representations and Warranties. The following representation and warranty of the Borrower and the General Partner is true and correct in all material respects as if made on and as of the date hereof, except as set out in Appendix I hereto or otherwise notified to BMO under the Credit Agreement: Financial Statements - the financial statements and forecasts of the Borrower and its Subsidiaries which have been provided to BMO are accurate and complete in all material respects, and fairly present the consolidated financial condition and business operations of the Borrower and its Subsidiaries, for the applicable reporting periods indicated therein and are prepared in a form and manner consistent with existing financial reporting practices of the Borrower in accordance with GAAP.
2.Default/Event of Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.
3.Financial Covenants. The Borrower is in compliance with the financial covenants set forth in Section 10.24 of the Credit Agreement and the detailed calculations evidencing such compliance are attached hereto in Exhibit I.
4.Ratings. [The ratings assigned by each of the Rating Agencies to the BHECHC Securities is .]
5.Change of Control Compliance. Pursuant to Section 10.16 of the Credit Agreement, the total revenues and total Assets of all non-Wholly-Owned Subsidiaries of the Borrower does not exceed 20% of the Borrower’s consolidated EBITDA or Consolidated Assets, respectively, as disclosed in the Borrower’s most recent audited financial statements delivered to the Agent and the Lenders pursuant to Section 10.1 of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

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DATED this ________ day of _________________, 20____.

BHE CANADA HOLDINGS CORPORATION
By:
Name:
Title:
By:
Name:
Title:

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APPENDIX I
EXCEPTIONS AND QUALIFICATIONS TO
BORROWER’S CERTIFICATE OF COMPLIANCE

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EXHIBIT I
FINANCIAL COVENANT CALCULATIONS

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SCHEDULE 2(A)
NOTICE OF BORROWING
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

The Lenders under the Credit Agreement
Dear Sirs:
You are hereby notified that the undersigned, intends to avail itself of the Credit Facility established in its favour pursuant to the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Borrowing Notice and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned hereby irrevocably requests a Borrowing as follows:
(a)Prime Rate Loan in the amount of $, having a term of [add same provision for any other amount and term requested];
(b)Term CORRA Loan in the aggregate amount of $ having an Interest Period of [add same provision for any other amount and Interest Period requested]; and
(c)Daily Compounded CORRA Loan in the aggregate amount of $ having an Interest Period of [add same provision for any other amount and Interest Period requested].
All Loans made pursuant to this Notice of Borrowing shall be credited to the undersigned’s account no. at [insert account details]. In the case of a Documentary Credit, it shall be delivered to . The requested Borrowing Date is .
All representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof.
No Default or Event of Default under the Credit Agreement has occurred and is continuing.
[Signature page follows]

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DATED this _____ day _______________________ 20    __.

BHE CANADA HOLDINGS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 2(B)
NOTICE OF ROLLOVER
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

The Lenders under the Credit Agreement
Dear Sirs:
We refer to Section 2.6 of the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
The Borrower hereby confirms that:
(a)it intends to repay the following [Term CORRA Loan]/[Daily Compounded CORRA Loan] on the current Interest Payment Date:
(i)aggregate amount - $_____________; and
(ii)Interest Payment Date _____________;
(b)the following [Term CORRA Loan]/[Daily Compounded CORRA Loan] are to be rolled over in accordance with the Credit Agreement on the Interest Payment Date specified below:
(i)aggregate amount - $_____________;
(ii)Interest Payment Date - ______________;
(iii)new Interest Period - _______________; and
(iv)new Interest Payment Date - ________________.
The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such roll over on the applicable roll over date.
[Signature page follows]

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DATED this     day             , 20    .

BHE CANADA HOLDINGS CORPORATION
By:
Name:
Title:
By:
Name:
Title:

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SCHEDULE 2(C)
NOTICE OF CONVERSION
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

The Lenders under the Credit Agreement

Dear Sirs:
We refer to Section 2.6 of the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
Pursuant to the Credit Agreement, we hereby give notice of our irrevocable request for a conversion of Advances in the amount of $______________ outstanding by way of [insert type of Loan] into corresponding Borrowings by way of [insert new type of Loan] on the _________ day of ___________, 20___. [The term of the new Prime Rate Loan shall be ________ with a new maturity date of ____________, 20____.][The Interest Period of the new [Term CORRA]/[Daly Compounded CORRA] Loan shall be ________ with Interest Payment Date of ____________, 20____.]
The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such conversion on the applicable conversion date.
[Signature page follows]

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DATED this         day             , 20____.

BHE CANADA HOLDINGS CORPORATION
By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 3(A)
NOTICE OF EXTENSION
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

Dear Sirs:
You are hereby notified that the undersigned wishes to extend the Maturity Date of each Lender for a 365-day period. Capitalized terms used in this Notice of Extension and not otherwise defined have the meanings given in the credit agreement made as of December 22, 2023 between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders party thereto, as amended, restated or replaced from time to time.
DATED this          day of             , 20    .

BHE CANADA HOLDINGS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 3(B)
NOTICE OF RATE FLIP
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

Dear Sirs:
You are hereby notified that the undersigned wishes to request a Rate Flip, with a Rate Flip Date of [___].1
Capitalized terms used in this Notice of Rate Flip and not otherwise defined have the meanings given in the credit agreement made as of December 22, 2023 between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders party thereto, as amended, restated or replaced from time to time.
DATED this          day of             , 20    .

BHE CANADA HOLDINGS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

1 Date must be at least five (5) Business Days following the date of the Notice of Rate Flip.

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SCHEDULE 4
FORM OF ISSUE NOTICE
[Date]
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

Ladies and Gentlemen:
We refer to Section 3.2 of the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section 3.2 of the Credit Agreement that the Borrower hereby requests an Issue under the Credit Agreement, and, in that connection, sets forth below the information relating to such Issue as required by Section 3.2 of the Credit Agreement:
(a)The date of Issue, being a Business Day, is .
(b)The Face Amount of such Documentary Credit is Cdn.$/U.S.$ .
(c)The expiration date of such Documentary Credit, being a Business Day is .
(d)The proposed Type of Documentary Credit is [letter of credit][letter of guarantee].
(e)The name and address of the Beneficiary is .
(f)[Insert any special terms or conditions for the Documentary Credit.]

BHE CANADA HOLDINGS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 5
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:
2.Assignee:
        [and is an Affiliate/Approved Fund of [identify Lender]2]
3.Borrower(s):
4.Administrative Agent: Bank of Montreal, as the administrative agent under the Credit Agreement
5.Credit Agreement:     The Credit Agreement dated as of December 22, 2023, among BHE Canada Holdings Corporation, as Borrower, the Lenders parties thereto, Bank of Montreal as Administrative Agent, and the other agents parties thereto, as amended, restated or replaced from time to time.
6.Assigned Interest:
2     Select as applicable.

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Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]	CUSIP Number
$	$	%
$	$	%
$	$	%

7.Trade Date:                    5

3     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5     To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: ___________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

Bank of Montreal, as Administrative Agent

By
Title:

[Consented to:][6]

[NAME OF RELEVANT PARTY]

By
Title:
6     To be added only if the consent of the Borrower or other parties (e.g. Documentary Credit Lender) is required by the terms of the Credit Agreement.

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ANNEX 1 to Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

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3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

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SCHEDULE 6
COMMITMENTS OF THE LENDERS

Lenders	Lender’s Commitment ($)	Applicable Percentage
Bank of Montreal	$25,000,000.00	50%
The Bank of Nova Scotia	$25,000,000.00	50%
TOTAL	$50,000,000	100%

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SCHEDULE 6.1(A)
FORM OF NOTICE OF REPAYMENT
(Letter to be typed on Borrower’s Letterhead)
                                    _________________, 20____
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

REPAYMENT NOTICE
Dear Sirs:
We refer to Section 6.1(a) of the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
We hereby notify the Agent of our repayment of the Loan subject to and in accordance with the terms and provisions of the Credit Agreement in the amount of:
A. Repayment amount:
Prime Rate Loan:        _______________    maturity date             ____________
Term CORRA Loan:        _______________    Interest Payment Date     ____________
Daily Compounded
CORRA Loan:         _______________    Interest Payment Date     ___________

U.S. Base Rate Loan:        _______________    maturity date             ____________
B. Date of repayment:    _________________________
Proceeds of the repayment are to be deposited to the account of the Agent as follows:
Bank Name:
Account Name:
Transit #:
Account Number:            CAD             USD

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                        Yours truly,

BHE CANADA HOLDINGS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 7
RESERVED

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SCHEDULE 8
RESERVED

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SCHEDULE 9.1(a)
BORROWER AND SUBSIDIARY INFORMATION

Name	Jurisdiction of Organization
BHE Canada Holdings Corporation	Alberta
BHE Canada Limited	Alberta
BHE Canada, L.P.	Alberta
BHE Canada Management Ltd.	Alberta
MATL Canada G.P. Inc.	Alberta
MATL Canada L.P.	Alberta
NEP Holdings Limited Partnership	Alberta
NEP Limited GP Inc.	Alberta
NAT-1 Limited Partnership	Alberta
NAT-1 GP Inc.	Alberta
BHE Canada Rattlesnake L.P.	Alberta
BHE Canada Rattlesnake G.P. Inc.	Alberta
BHE Alberta Ltd.	Alberta
BHE AltaLink Ltd.	Alberta
AltaLink Holdings, L.P.	Alberta
BHE GP Holdings Ltd.	Alberta
AltaLink Investment Management Ltd.	Alberta
AltaLink Investments, L.P.	Alberta
AltaLink Management Ltd.	Alberta
AltaLink, L.P.	Alberta
PiikaniLink, L.P.	Alberta
KainaiLink, L.P.	Alberta
AlbertaEx, L.P. (formerly BHE Canada Power Marketing, L.P.)	Alberta
AlbertaEx G.P. Inc. (formerly BHE Canada Power Marketing G.P. Inc.)	Alberta

Capitalization, Registered Holder and Issuer
[See Attached Organizational Chart]

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SCHEDULE 9.1(s)
PENSION PLANS
The AltaLink Pension Plan (the “Plan”) which is a defined Contribution pension plan established effective April 30, 2002 to provide pension benefits to certain employees of AltaLink Management Ltd. (“AltaLink” or “AML” or “the company”), after retirement, in respect of their service as employees. Sun Life Assurance Company of Canada (“Sun Life”) acts as the Plan Administrator, on behalf of AML. The Plan is registered under the Employment Pensions Plan Act (Alberta) and the Income Tax Act (Canada) and has a registration number of 1088228 with the Alberta Superintendent of Pensions and the Canada Revenue Agency. The Plan does not provide for supplemental benefits in excess of Canada Revenue Agency’s eligible maximum benefits, which are payable by AltaLink in accordance with a related supplemental retirement arrangement. Effective January 1, 2016, BHE Canada Limited joined the Plan as a participating employer.

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SCHEDULE 9.1(w)
INDEBTEDNESS

BHECHC Credit Facility-Schedule 9.1(w)
PART 1
INTERCOMPANY LOANS(2)
Lender	Borrower	Agreement Date	Credit Facility Limit	Amount Outstanding (1) (as of December 22, 2023)	Security	Other	Interest Rate	Maturity Date	Comments
ALP	PLP	June 1, 2019	$40M	$29,003,715.57	Unsecured		ALP’s WACD(3)	None	-the debt is associated with PLP’s deemed debt/equity structure of 63%/37% -there are no material CAPEX plans for the foreseeable future
ALP	KLP	January 1, 2020	$31M	$19,608,837.82	Unsecured		ALP’s WACD(3)	None	-the debt is associated with KLP’s deemed debt/equity structure of 63%/37% -there are no material CAPEX plans for the foreseeable future
BHEC	NEPH	August 5, 2016	$20M	$6,067,664.52	Unsecured	Subordinated to ATB	10.20%	May 12, 2026	-there is a high probability this debt will be replaced with equity in 2024
NEPH	NAT-1	June 30, 2022	$20M	$3,000,000.00	Unsecured	Subordinated to ATB	10.70%	May 12, 2026	-there is a high probability this debt will be replaced with equity in 2024

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PART 2
THIRD PARTY LOANS(2)(4)
Lender	Borrower	Agreement Date	Credit Facility Limit	Amount Outstanding (as of December 22, 2023)	Security	Other	Interest Rate	Maturity Date	Comments
ATB	NAT-1	January 17, 2019 (as amended)	$6,050,207.80	$6,050,207.80	Secured		5.62%	January 17, 2024	this debt matures on January 17, 2024
OTHER (4)
Lender	Borrower	Instrument	Credit Facility Limit	Amount Outstanding (as of December 22, 2023)	Security	Other	Interest Rate		Maturity Date	Comments
ATB	Nat-1	Cash collateral pursuant to the loan agreement		$593,280.16	Secured
Direct Energy	Nat-1	Cash collateral pursuant to a hedging arrangement		$400,000.00	Secured
County of Forty Mile	Rattlesnake	Stand-alone LC with ATB		$350,000.00	?
AESO	Rattlesnake	Stand-alone LC with ATB		$900,000.00	?

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Notes

(1)Loan balances exclude accrued interest.
(2)The lender's acknowledge they are consenting to indebtedness up to a maximum borrowed amount equal to the credit facility limit which includes accrued interest for the loans disclosed above.
(3)Altalink, L.P. charges PLP and KLP at an interest rate equal to its approved weighted average cost of debt.
(4)These items are included in Section 10.13(j) as of the Effective Date.

Legend

ALP    AltaLink, L.P.
PLP    PikaniLink, L.P.
KLP    KainaiLink, L.P.
BHEC    BHE Canada, L.P.
NEPH    NEP Holdings Limited Partnership
NAT-1    NAT-1 Limited Partnership
ATB    Alberta Treasury Branches
Rattlesnake    BHE Canada Rattlesnake L.P.

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SCHEDULE 10
MATERIAL AGREEMENTS
The following constitute Material Agreements of the Borrower, AltaLink and its general partner, AltaLink Management Ltd. (the “General Partner”):
•the amended and restated trust indenture made as of the 28th day of April, 2003 between AltaLink, the General Partner and BNY Trust Company of Canada, as trustee, as supplemented by the Seventh Series Supplement relating to all Indebtedness unless otherwise specified in a Series Supplement; the Ninth Series Supplement relating to the Series 2006-1 Notes; the Tenth Series Supplement relating to the Series 2010-1 Notes; the Twelfth Series Supplement relating to the Series 2010-2 Notes, Series 2011-1 Notes and Series 2012-1 Notes; the Sixteenth Series Supplement related to the Series 2013-1 Notes, Series 2013-3 Notes, Series 2013-4 Notes, Series 2014-1 Notes, Series 2014-2 Notes and Series 2014-3 Notes; the Eighteenth Series Supplement related to the Series 18 Bond; the Nineteenth Series Supplement related to the Series 19 Bond; the Twentieth Series Supplement related to the Series 2015-1 Notes, Series 2016-1 Notes, Series 2016-2 Notes and any further Notes; the Twenty-first Series Supplement relating to the Series 21 Bond; the Twenty-third Series Supplement relating to the Series 2020-1 Notes; the Twenty-Fourth Series Supplement relating to the Series 2022-1 Notes; and the Twenty-Fifth Series Supplement relating to the Series 2023-1 Notes, as further amended and supplemented from time to time.
•6th amended and restated credit agreement dated as of December 15, 2023 among AltaLink, as borrower, the General Partner, The Bank of Nova Scotia, as administrative agent, co-lead arranger and co-bookrunner, Royal Bank of Canada, as syndication agent, co-lead arranger and co-bookrunner, Bank of Montreal, as co-documentation agent, National Bank of Canada, as co-documentation agent, and the lenders party thereto, as lenders
•5th amended and restated credit agreement dated as of December 15, 2023 among AltaLink, as borrower, the General Partner, and The Bank of Nova Scotia, as administrative agent and as lender

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SCHEDULE 11
INCREASE REQUEST
Bank of Montreal
Agency Services Group
250 Yonge St., 11th Fl
Toronto, ON M5B 2L7

Attention: Kibria Hashem
Email: [***]; [***]

The Lenders under the Credit Agreement

Dear Sirs:
We refer to Section 2.9 of the credit agreement made as of December 22, 2023 (as amended, restated or replaced from time to time, the “Credit Agreement”) between BHE Canada Holdings Corporation, as Borrower, and Bank of Montreal, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Increase Request and not otherwise defined have the meanings given in the Credit Agreement.
The Borrower hereby requests the following Increase to the amount of the Commitments:
(b)    Date of Increase: _________________________________________
(c)    Currency/Principal amount of Increase: $______________________
DATED this         day             , 20____.

BHE CANADA HOLDINGS CORPORATION
By:
Name:
Title:

By:
Name:
Title:

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